SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A)

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
       |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
       |X| Preliminary proxy statement
       |_| Definitive proxy statement
       |_| Definitive additional materials
       |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           FLAG FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
       |_| No fee required
       |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)        Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)        Total fee paid:

--------------------------------------------------------------------------------
|_|        Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
                                                                $1,891
--------------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement no.:
                                                            Schedule 13E-3
--------------------------------------------------------------------------------

       (3) Filing Party:
                                                      Flag Financial Corporation
--------------------------------------------------------------------------------

       (4) Date Filed:
                                                      February 8, 2002
--------------------------------------------------------------------------------

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000


                                February __, 2002


Dear Shareholder:

           You are cordially invited to attend a special meeting of shareholders, which will be held at __________, on March 19, 2002, at our Eagle's Landing office, 235 Corporate Center Drive, Stockbridge, Georgia 30281. I hope that you will be able to attend the meeting, and I look forward to seeing you.

           The purpose of the special meeting is for shareholders to vote on a proposal to amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split. In the reverse stock split, you will receive one share of new FLAG common stock for each 6,000 shares you hold immediately prior to the effective date of the reverse stock split and cash instead of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $9.10 per pre-split share, which is equivalent to $54,600 per post-split share.

           We plan to effect the reverse stock split by filing the amendment to the articles of incorporation as soon as possible after we obtain shareholder approval of the amendment and confirm the availability of the funds necessary to pay for the fractional shares. This date will also serve as the record date for determining the ownership of shares for purposes of the reverse stock split.

           The reverse stock split is part of a recapitalization plan that is designed to take FLAG private by reducing its number of shareholders of record below 300. Once FLAG is a private company, it will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended, and delisting its common stock from the Nasdaq Stock Market. The recapitalization plan also includes changes in our management team and the composition of our board of directors, as well as changes in the compensation paid to our directors and officers. These changes are described in the enclosed proxy statement for your information, but shareholder approval is not required for these changes.

           The board of directors has established January 22, 2002 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the proposed amendment. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by March 19, 2002. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

           The board of directors has unanimously determined that the reverse stock split is fair to FLAG's shareholders, including unaffiliated shareholders as a group, and has voted unanimously in favor of the amendment to the articles of incorporation that will effect the reverse stock split, as well as the other transactions that are included in the recapitalization plan. On behalf of the board of directors, I urge you to vote FOR approval of the amendment.


                                                Sincerely,


                                                 /s/ John S. Holle
                                                 -----------------
                                                 John S. Holle
                                                 Chairman of the Board

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 19, 2002

           A special meeting of shareholders of FLAG Financial Corporation will be held on March 19, 2002, at ________ at our Eagle's Landing office, 235 Corporate Center Drive, Stockbridge, Georgia 30281, for the following purposes:

           (1) To vote on a proposal to amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split, with FLAG paying cash in lieu of fractional shares in an amount equal to $54,600 per resulting whole share, calculated by multiplying $54,600 by the fraction of a share to which a holder is entitled, representing a payment of $9.10 per pre-split share. The text of the proposed amendment is set forth in Appendix A to the enclosed proxy statement.

           (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

           The board of directors unanimously recommends that you vote FOR the approval of the amendment.

           The board of directors has set the close of business on January 22, 2002, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

           We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

           If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                  By Order of the Board of Directors,


                                  /s/ John S. Holle
                                  -----------------
                                  John S. Holle
                                  Chairman of the Board
February __, 2002

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       For Special Meeting of Shareholders
                          To Be Held on March 19, 2002

--------------------------------------------------------------------------------


           The board of directors of FLAG Financial Corporation has determined that it is in the best interests of FLAG and its shareholders to effect a one-for-6,000 reverse stock split by amending its articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock. In the reverse stock split, shareholders will receive one share of new FLAG common stock for each 6,000 shares they hold immediately prior to the effective date of the reverse stock split and cash in lieu of any fractional shares to which they would otherwise be entitled. The cash payment will be equal to $9.10 per pre-split share, which is equivalent to $54,600 per post-split share.

           The reverse stock split is part of a plan of recapitalization that will permit FLAG to become a private company by reducing its number of shareholders of record below 300. Once private, FLAG will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended, and delisting its common stock from the Nasdaq Stock Market. The recapitalization plan also includes a change in our management team and the composition of our board of directors. These and other changes are described in the enclosed proxy statement, but are not being submitted for shareholder approval.

           This proxy statement provides you with detailed information about the proposed amendment to the articles of incorporation, recapitalization plan and related matters. We encourage you to read this entire document carefully.

           The board of directors has determined that the reverse stock split is fair to FLAG's shareholders, including unaffiliated shareholders as a group. Additionally, all of the directors, including those who are not employees of FLAG, have unanimously approved the proposed amendment to the articles of incorporation and the other provisions of the recapitalization plan. The reverse stock split and recapitalization cannot be completed, however, unless the proposed amendment is approved by the holders of a majority of the shares entitled to vote at the special meeting. The current directors and executive officers of FLAG beneficially own approximately 26% of the outstanding shares and have indicated that they intend to vote their shares in favor of the amendment.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the recapitalization plan or the transactions contemplated thereby or determined if this proxy statement is truthful or complete. The Commission has not passed upon the fairness or merits of the recapitalization plan or the transactions contemplated thereby nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

           The date of this proxy statement is February __, 2002. We first mailed this proxy statement to the shareholders of FLAG on or about that date.

                                IMPORTANT NOTICES

           FLAG common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

           We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when shares of FLAG common stock are converted. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

           We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a fundamental change in the information included in this document.

           You should not construe the contents of this proxy statement or any communication from FLAG, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor, as appropriate.

           FLAG makes forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of FLAG after the recapitalization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

           (1) changes in economic conditions, both nationally and in our primary market area;

           (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

           (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

           (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

           (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

           The words "we," "our," and "us," as used in this proxy statement, refer to FLAG and its wholly owned subsidiaries, collectively, unless the context indicates otherwise.

                                        TABLE OF CONTENTS
                                                                                                    Page


SUMMARY TERM SHEET....................................................................................1


QUESTIONS AND ANSWERS ABOUT THE MEETING...............................................................7


SPECIAL FACTORS......................................................................................10

    PURPOSE OF THE REVERSE STOCK SPLIT...............................................................10
    ALTERNATIVES CONSIDERED..........................................................................10
    BACKGROUND OF THE REVERSE STOCK SPLIT............................................................11
    REASONS FOR THE REVERSE STOCK SPLIT..............................................................12
    POTENTIAL DISADVANTAGES OF THE REVERSE STOCK SPLIT...............................................13
    EFFECTS OF THE REVERSE STOCK SPLIT ON FLAG.......................................................13
    EFFECTS OF THE REVERSE STOCK SPLIT ON AFFILIATES.................................................15
    FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.......................................15
    PRO FORMA EFFECT OF THE REVERSE STOCK SPLIT......................................................18
    RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT....................19
    FLAG AFFILIATES' DETERMINATION OF FAIRNESS OF THE REVERSE STOCK SPLIT............................23
    OPINION OF INDEPENDENT FINANCIAL ADVISOR.........................................................23

INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS............................................33

    TIME AND PLACE OF MEETING........................................................................33
    RECORD DATE AND MAILING DATE.....................................................................33
    NUMBER OF SHARES OUTSTANDING.....................................................................33
    PURPOSE OF SPECIAL MEETING.......................................................................33
    VOTING AT THE SPECIAL MEETING....................................................................33
    DISSENTERS' RIGHTS...............................................................................34
    PROCEDURES FOR VOTING BY PROXY...................................................................34
    PROCEDURES FOR VOTING BY 401(K) PLAN PARTICIPANTS................................................34
    REQUIREMENTS FOR SHAREHOLDER APPROVAL............................................................34
    SOLICITATION OF PROXIES..........................................................................35

DESCRIPTION OF THE PLAN OF RECAPITALIZATION..........................................................36

    THE REVERSE STOCK SPLIT..........................................................................36
    CHANGES IN MANAGEMENT TEAM AND PRIVATE PLACEMENT.................................................38
    SPECIAL INTERESTS OF CURRENT AND PROSPECTIVE DIRECTORS AND EXECUTIVE OFFICERS IN THE
TRANSACTION..........................................................................................39
    SOURCE OF FUNDS AND EXPENSES.....................................................................41

Dissenters' Rights...................................................................................42


INFORMATION ABOUT FLAG AND ITS AFFILIATES............................................................43

    GENERAL..........................................................................................43
    CURRENT AND PROSPECTIVE DIRECTORS AND EXECUTIVE OFFICERS.........................................43
    STOCK OWNERSHIP BY AFFILIATES....................................................................48
    RECENT AFFILIATE TRANSACTIONS IN FLAG STOCK......................................................52
    STOCK PURCHASES BY FLAG..........................................................................52
    RELATED PARTY TRANSACTIONS.......................................................................53
    MARKET FOR COMMON STOCK..........................................................................53
    DESCRIPTION OF COMMON STOCK......................................................................54
    DIVIDEND POLICY..................................................................................56

SELECTED HISTORICAL FINANCIAL DATA...................................................................57


PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.........................................................59


APPENDIX A           PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION................................A-1


APPENDIX B           OPINION OF INDEPENDENT FINANCIAL ADVISOR.......................................B-1


APPENDIX C           STATISTICAL DATA SUPPORTING OPINION OF INDEPENDENT
                     FINANCIAL ADVISOR..............................................................C-1

                                        9
                               SUMMARY TERM SHEET


           The following is a summary of the material terms of the proposed amendment to the articles of incorporation and recapitalization plan. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

           o Reverse Stock Split. We are asking FLAG's shareholders to approve an amendment to FLAG's articles of incorporation that will provide for a change in the par value of FLAG's common stock from $1.00 per share to $6,000 per share and the conversion and reclassification of each outstanding share of FLAG common stock into 1/6,000 of a share of new FLAG common stock in a reverse stock split. In the reverse stock split, you will receive one share of new FLAG common stock for each 6,000 shares you hold immediately prior to the effective date of the reverse stock split and cash instead of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $9.10 per pre-split share, which is equivalent to $54,600 per post-split share.

           o   Changes  in   Management   Team  and   Private   Placement.   Our
               recapitalization plan includes a change in FLAG's management team. Effective concurrently with the reverse stock split:

           o Joseph W. Evans, the former chief executive officer of Century South Banks, Inc., will become our chairman and chief executive officer;

           o J. Daniel Speight, Jr., our current chief executive officer, will become our president and chairman of our bank subsidiary;

           o John S. Holle, our current chairman, will become chairman of the LaGrange advisory board and will remain a director of our subsidiary bank;

           o Charles O. Hinely, our current executive vice president and chief operating officer, will become our executive vice president and chief financial officer;

           o J. Thomas Wiley, Jr., the former chief banking officer at Century South, will become our executive vice president and chief banking officer and president and chief executive officer of our subsidiary bank; and

           o Stephen W. Doughty, the former executive vice president, chief financial officer and chief risk management officer of Century South, will become our executive vice president and chief risk management officer.

               In addition, our board of directors has voted to amend our bylaws, effective concurrently with the reverse stock split, to decrease the size of the board from 16 to six directors and to eliminate the classification of the board. At that time, all of the members of FLAG's board of directors, except for

               J. Daniel Speight, Jr. and James W. Johnson, will resign from the board and become directors only of FLAG's subsidiary bank. The remaining directors will vote to fill the resulting vacancies by appointing J. Thomas Wiley, Jr., Stephen W. Doughty, Joseph W. Evans and William H. Anderson, II to serve as directors until FLAG's next annual meeting of shareholders.

               The board of directors has also determined that significant equity participation by senior management is very important to our success. As a result, we have offered the members of our prospective senior management team, as well as our current directors, the opportunity to purchase up to $13.1 million in shares of FLAG common stock and warrants to purchase FLAG common stock. The purchase price for the common stock will be $9.10 per share, and the purchase price for the warrants will be $1.00 per warrant, with each warrant representing the right to purchase an additional share of FLAG common stock at an exercise price of $9.10 per share. The securities will be sold in a private placement that will close prior to the effectiveness of the reverse stock split.

               For more detailed information about our management changes, see page 38.

o    Effect of the Reverse Stock Split: As a result of the reverse stock split:

           o our number of record shareholders, measured as of December 31, 2001, will be reduced from approximately 930 to approximately 210 and the number of outstanding shares of FLAG common stock will decrease from approximately 7,369,994 to approximately 1,035 (6,211,000 on a pre-split basis), resulting in a significant decrease in the number of shares that will be available for purchase and sale in the market;

           o we will be entitled to terminate the registration of the FLAG common stock under the Securities Exchange Act of 1934, as amended, which will mean that we will no longer be required to file reports with the Securities and Exchange Commission or be classified as a public company;

           o   our common  stock  will no longer be traded on the  Nasdaq  Stock
               Market;

           o   the market price for a share of FLAG common  stock will  increase
               by  a  factor  of  approximately   6,000,   depending  on  market
               conditions;

           o the book value per share of FLAG common stock as of September 30, 2001 will be changed from approximately $7.40 per share on an historical basis to approximately $7.25 (pre-split) or $43,513 (post-split) per share on a pro forma basis;

           o the percentage ownership of FLAG common stock beneficially owned by its executive officers and directors as a group will decrease slightly from approximately 26% to 20% and the stock will be held by 8 persons instead of 17.

           o our capital will be reduced, including a decrease in Tier I capital as of September 30, 2001, from approximately $47.2 million on an historical basis to approximately $37.7 million on a pro forma basis.

               See page 13 for a more detailed description of these effects.

o Reasons for the Reverse Stock Split: Our principal reasons for effecting the reverse stock split are:

           o the cost savings of approximately $250,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act of 1934, as amended, and the resulting decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

           o our belief that our shareholders have not benefited proportionately from the costs of registration and Nasdaq listing of our stock, principally as a result of the thin trading market for our stock, which we believe has resulted in:

               o    depressed market prices for our stock; and

               o    a  limitation  on  our   shareholders'   abilities  to  sell
                    relatively large blocks of their shares in the open market without significantly decreasing the market price.

               See page 12 for more detailed information.

o Fairness of the Reverse Stock Split: We believe that the reverse stock split is fair to, and in the best interest of, our shareholders, including unaffiliated shareholders as a group. The board of directors has
     unanimously   approved  the  reverse  stock  split  and  the   transactions
     contemplated thereby. The board's opinion is based on several factors, which are summarized beginning on page 19. These factors include:

     o Historical Market Prices of the FLAG Common Stock: Although the FLAG common stock is quoted on the Nasdaq Stock Market, there is a limited trading market for the stock. The high and low sale prices for the common stock from January 1, 2000 to December 31, 2001 ranged from $4.125 to $8.60 per share. The last sale price of the common stock on January 15, 2002, which was the last day on which FLAG common stock was traded before we announced the proposed reverse stock split, was $7.75 per share.

          o Historical Prices Paid by FLAG: Since January 1, 2000, FLAG has purchased a total of 900,501 shares at prices ranging from $5.25 to $8.30 per share.

          o Earnings: The price of $9.10 per pre-split share that will be paid in the reverse stock split reflects a multiple of 17.50 times FLAG's earnings per sharefor the year ended December 31, 2000 and 21 times its earnings per share for the nine months ended September 30, 2001.

          o Book Value: The price to be paid for fractional shares in the reverse stock split on a pre-split basis reflects a multiple of
               1.26 times FLAG's September 30, 2001 book value per share.

          o Premium to Market Prices and Book Value: The price to be paid for fractional shares in the reverse stock split on a pre-split basis represents a 17.5% premium over the last trading price for our common stock prior to announcement of the split and a 27% premium over the average trading price for 2001. It also represents a 23% premium over the September 30, 2001 book value per share of the FLAG common stock.

          o Transactions with Affiliated Parties: In connection with the transaction, several of our current and former directors have indicated their desire to resell to FLAG, in private transactions, a portion of their shares of FLAG common stock to FLAG at a purchase price of $9.10 per share in order to diversify their holdings.

          o Opinion of Independent Financial Advisor: On January 15, 2002, Dr. James A. Verbrugge, Professor of Finance and Chair of Banking at the University of Georgia's Terry College of Business, delivered his opinion to the board that the cash price of $9.10 per pre-split share is fair to shareholders who would receive cash in lieu of fractional shares in the reverse stock split. A copy of his opinion is attached as Appendix B. See "Opinion of Independent Financial Advisor" on page 23 for more information relating to the opinion and related financial analyses.

          o Recommendation of Special Committee: A special committee of the board of directors consisting of non-management directors has determined that the price to be paid for fractional shares in the reverse stock split is fair to FLAG's shareholders, including unaffiliated shareholders as a group.

          o Opportunity to Liquidate or Acquire Shares of Common Stock: The reverse stock split will present an opportunity for shareholders to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of FLAG's common stock. Conversely, shareholders who wish to increase their holdings in order to avoid being cashed out may do so by purchasing shares of FLAG common stock on the open market prior to the effective time of the reverse stock split.

o Effectiveness of the Reverse Stock Split: The reverse stock split will not be effected unless and until FLAG's shareholders approve the reverse stock split and FLAG confirms the availability of the funds necessary to pay for the fractional shares that will be issued in connection with the transaction. Assuming these events occur, and as shortly thereafter as is practicable, FLAG will file the amendment to its articles of incorporation with the Georgia Secretary of State and thereby effect the reverse stock split. We anticipate that the reverse stock split will be effected late in the first or early in the second quarter of 2002. See page 37 for more detailed information.

o Special Interests of Current and Prospective Directors and Executive Officers in the Transaction: In connection with the recapitalization plan, and effective concurrently with the reverse stock split, our existing employment agreements with J. Daniel Speight, Jr., Charles O. Hinely and Patti S. Davis will be replaced by new employment agreements. In addition, as a result of changes in titles and responsibilities resulting from the recapitalization, FLAG has agreed to purchase the employment agreement of its current chairman of the board, John S. Holle, and the change in control agreements of its current president, J. Preston Martin, and its current senior vice president and chief financial officer, Thomas L. Redding, substantially in accordance with the payment provisions of those agreements. The material terms of these agreements and transactions are summarized beginning on page 39.

     In addition, because all options currently held by FLAG directors will terminate 90 days after their resignation from the holding company's board of directors, FLAG directors who resign from the holding company board and hold options to purchase FLAG common stock will be entitled to exercise their options on their terms and to exchange any options in which the exercise price exceeds $9.10 per share for $1.00 per underlying share in cash prior to their expiration. They will also receive new options and, in the case of non-management directors, a cash payment of $30,000 upon resignation. See page 41 for more detailed information.

     Furthermore, as a result of our low trading volume and the limited trading periods available to directors, our directors (for whom FLAG stock often represents a significant portion of their net worth) have not been able to dispose of FLAG shares effectively without disrupting the market. In connection with the proposed recapitalization, and in order to permit greater diversification by these holders, we anticipate that we will buy a total of approximately 125,182 shares of FLAG common stock from certain of our directors and former directors who have offered to sell us a portion of their shares in private transactions at a price of $9.10 per share. See page 53 for more detailed information.

o Effect of Reverse Stock Split on Outstanding Options: As a result of the reverse stock split, the exercise price of each outstanding option will automatically increase by a factor of 6,000 and the number of underlying shares will decrease by a factor of 6,000. We will permit options to cover underlying fractional shares of common stock, but will not be able to issue fractional shares upon exercise of an option. Instead, we will pay the optionee cash for any fractional shares in an amount equal to the difference between the exercise price of the option and the fair market value per share of the common stock at the time of exercise, multiplied by the fraction of a share represented by the option.

o Effect of Reverse Stock Split on 401(k) Plan: Our 401(k) plan is the record owner of all shares of FLAG common stock held in participant accounts. After the reverse stock split, we will not permit participants to invest additional funds in FLAG common stock under the plan. For shares currently held in participant accounts that are converted in the reverse stock split, the plan administrator will allocate the cash and shares of new common stock that it receives as the record holder of those shares to participant accounts based on the number of shares held in those accounts immediately prior to the reverse stock split. We will allow a participant's investment in FLAG stock to be recorded in fractional amounts, but will not be able to distribute fractional shares to participants. Instead, participants will receive distributions in the form of whole shares of common stock, if applicable, and/or a cash payment in an amount determined by an independent third party valuation of the common stock. See page 37 for more detailed information.

o Financing for the Reverse Stock Split: We estimate that approximately $20,548,000 will be required to pay for the shares of FLAG common stock exchanged for cash in the reverse stock split. We intend to issue approximately $13.1 million of common stock and warrants to fund the reverse stock split and plan to finance the balance from the proceeds of an offering of up to $10 million of trust preferred securities, correspondent loans, or both. If we determine that the trust preferred securities or loans described above are not needed, we will finance the balance with existing funds or through the sale of existing assets. All securities will be offered in private placements in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933. See page 41 for more detailed information.

o Conditions to the Reverse Stock Split: We will not effect the reverse stock split unless our shareholders have approved the proposed amendment to the articles of incorporation and we have confirmed the availability of the funds necessary to effect the reverse stock split through the sources of financing described above.

o Dissenters' Rights: Under the Georgia Business Corporation Code and FLAG's articles of incorporation and bylaws, FLAG shareholders are not entitled to dissenters' or appraisal rights in connection with the recapitalization because FLAG's common stock is publicly traded on the National Market tier of the Nasdaq Stock Market.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:   Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of special meeting and the enclosed proxy card on or about February __, 2002 to all shareholders entitled to vote. Holders of our common stock are entitled to vote at the special meeting. The record date for those entitled to vote is January 22, 2002. On that date, there were 7,369,994 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   What is the time and place of the special meeting?

A: The special meeting will be held on March 19, 2002, at our Eagle's Landing office, 235 Corporate Center Drive, Stockbridge, Georgia 30281, at _______.

Q:   Who may be present at the special meeting and who may vote?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of January 22, 2002 may cast their votes in person or by proxy at the special meeting.

Q:   What is the vote required?

A: The proposal must receive the affirmative vote of the holders of a majority of the shares of FLAG common stock entitled to a vote at the special meeting. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal.

Q: What is the recommendation of our board of directors regarding the proposal?

A: Our board of directors has determined that the reverse stock split is fair to our unaffiliated shareholders and that the recapitalization, including the reverse stock split, is advisable and in the best interests of FLAG and its shareholders. Our board of directors has therefore unanimously approved the proposed amendment to the articles of incorporation that will effect the reverse stock split, as well as the other transactions that are included in the recapitalization plan, and recommends that you vote "FOR" approval of the proposed amendment at the special meeting.

Q:   What do I need to do now?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

Q:   May I change my vote after I have mailed my signed proxy card?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: What if I don't return a proxy card or vote my shares in person at the special meeting?

A: If you don't return your proxy card or vote your shares in person at the special meeting, each of those shares will be treated as a non-vote and will have the same effect as a vote against approval of the amendment.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker will mail information to you that will explain how to give these instructions.

Q: Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:   What if I hold shares through FLAG's 401(k) plan?

A: Because any shares you may hold through FLAG's 401(k) plan will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined with shares you hold of record. You will have the right to instruct the plan trustee on how it should vote any shares in your account by completing, signing and returning the 401(k) plan voting instruction card that you will have received with this proxy statement in your capacity as a plan participant.

Q:   Should I send in my stock certificates now?

A: No. After the reverse stock split is completed, we will send instructions on how to receive any cash payments or shares of FLAG common stock that you may be entitled to receive.

Q:   Will I have dissenters' rights in connection with the recapitalization?

A: No. Georgia law does not provide you with dissenters' rights in connection with the reverse stock split because FLAG's common stock is listed on the National Market tier of the Nasdaq Stock Market.

Q:   What if I have questions about reverse stock split or the voting process?

A: Please direct any questions about the reverse stock split or the voting process to our solicitation agent at the following address and telephone number:

                     InvestorCom, Inc.
                     800 Third Avenue
                     New York, New York  10022
                     212-201-6666

                                 SPECIAL FACTORS

Purpose of the Reverse Stock Split

           The primary purpose of the reverse stock split is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in servicing a large number of record shareholders who own relatively small numbers of shares.

           FLAG had approximately 930 record shareholders as of December 31, 2001, but approximately 63% of the outstanding shares as of that date were held by fewer than 100 shareholders. As a result, there is a limited market for FLAG's shares and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act. The cost of complying with these requirements is substantial, representing an estimated annual cost to us of $250,000. In light of this expense and the limited trading market for FLAG's common stock, the board of directors believes FLAG receives little relative benefit from being registered under the Securities Exchange Act. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who are record holders of relatively small numbers of shares.

           In view of this cost, particularly in light of the relatively small benefit we believe our shareholders have received as a result of our registration, we believe the reverse stock split will provide a more efficient means of using our capital to benefit our shareholders. At present, we believe that our thin trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration.

           The reverse stock split is designed to substantially reduce the number of FLAG's shareholders of record. As of December 31, 2001, FLAG had approximately 720 shareholders who owned fewer than 6,000 shares of record. The reverse stock split will allow us to pay these shareholders a fair price for their shares in a limited trading market while eliminating the costs associated with servicing shareholders of record who own relatively small numbers of shares, and saving the significant administrative, accounting, and legal expenses incurred in complying with the Securities Exchange Act's disclosure and reporting requirements.

Alternatives Considered

           In making our determination to proceed with the reverse stock split, we considered other alternatives. We rejected these alternatives because we believed the reverse stock split would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

           Merger. We considered, as a possible alternative to the reverse stock split, a merger of FLAG into a newly-formed corporation, with conversion of the outstanding shares occurring in the same general manner and ratios as in the reverse stock split. We determined that this alternative was more burdensome than a reverse stock split due to constraints imposed by state and federal securities laws and the need for filings with, and approval of, bank regulatory agencies. In addition to these constraints, we did not believe that such an alternative transaction would result in any benefit to shareholders, in terms of consideration to be received, over that to be received in the reverse stock split.

           Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in the FLAG common stock being held by fewer than 300 shareholders of record. As a result, we rejected this alternative.

           Selling FLAG. From time to time, we have considered seeking another financial institution, with liquidity and a more active market in its common stock, to purchase FLAG in a transaction that would provide more liquid currency to FLAG's shareholders. The market prices of bank stocks have, however, declined during the past two years due to economic and market conditions, and FLAG's stock price has also declined during that time. We do not believe that the sale of FLAG at this time would be appropriate because we believe the value of the consideration that an acquirer would likely offer to our shareholders would not reflect an appropriate return on their investment. We believe that any sale of FLAG should take place only when the results of its operations reflect performance at or above peer level. Furthermore, based on informal discussions from time to time with our legal counsel, accountants and financial advisors, we believe there are few purchasers offering a truly liquid currency seeking to purchase institutions of our size and in our market area. We also believe a purchaser could reduce our ability to serve our community through employment and loans. Because we believe that a sale of FLAG would not be in the best interests of our shareholders, employees or community, we have not solicited, nor have we received any unsolicited, third party bids, and we have not engaged in any specific discussions with potential purchasers. For the foregoing reasons, we have rejected this alternative.

Background of the Reverse Stock Split

           During October 2001, our chief executive officer, J. Daniel Speight, Jr., was approached by Joseph W. Evans, the former president and chief executive officer of Century South Banks, to discuss a potential recapitalization of FLAG involving a going-private transaction and changes in FLAG's management structure. During the next several weeks, Messrs. Speight and Evans, together with the members of their respective senior management teams, discussed the potential terms of the recapitalization and ultimately agreed upon a proposal to present the issue to FLAG's board of directors.

           On December 21, 2001, our board of directors met to consider a plan of recapitalization that would enable FLAG to become a private company through a reverse stock split or similar transaction and that would also effect several management changes. The board discussed the form and financial aspects of the transaction, including a range of possible split ratios, and the procedures that it would need to follow in order to determine a fair price to be paid to shareholders. It also discussed the company's proposed management structure and met with Joseph W. Evans, who discussed his view of FLAG's mission and the potential recapitalization with the board. After a lengthy discussion of the reasons for, alternatives to, and potential nature of, the recapitalization, the board:

          o considered a pre-split price of $9.10 per share for fractional shares;

          o appointed a special committee consisting of three non-management directors -- H. Speer Burdette, Robert G. Cochran and James W. Johnson -- to retain and appoint an independent financial advisor and to review the fairness to shareholders of a $9.10 per share cash-out price; and

          o authorized management to determine a recommended split ratio and otherwise continue to proceed with the transaction so that it could be presented to the special committee and the board at or before the next regular board meeting on January 15, 2001.

           On January 7, 2001, after interviewing three additional qualified appraisers, the special committee engaged Dr. James A. Verbrugge, Professor of Finance and Chair of Banking at the University of Georgia's Terry College of Business, as the board's independent financial advisor. On January 14, 2001, the committee met to discuss Dr. Verbrugge's preliminary findings and to otherwise evaluate the fairness of the proposed price to FLAG's shareholders. On January 15, 2001, the committee met again to review with Dr. Verbrugge his final fairness opinion and supporting documentation and to pass upon the fairness of the proposed price of $9.10 per share to be paid in lieu of fractional shares. After a discussion of the contents of the opinion and analysis set forth in Appendix B and under "Opinion of Financial Advisor," the committee determined that the proposed price was fair, from a financial point of view, to FLAG's shareholders, including unaffiliated shareholders as a group, and that it would adopt and present this determination to the full board of directors.

           Following the special committee meeting on January 15, 2001, the board of directors met to consider the proposed reverse stock split, including its potential benefits and disadvantages. After considering the benefits, disadvantages, and effects of the reverse stock split described below, together with the reports of the independent financial advisor and the special committee that were presented at the meeting, the board of directors, including those directors who are not employees of FLAG, unanimously approved a one-for-6,000 reverse stock split and the other transactions contemplated by the recapitalization and determined that the price to be paid in lieu of fractional shares was fair, from a financial point of view, to FLAG's shareholders, including unaffiliated shareholders as a group.

Reasons for the Reverse Stock Split

           As described above in "- Purpose of the Reverse Stock Split," the reverse stock split will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save approximately $250,000 per year as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act. In particular, eliminating the registration of our common stock under the Securities Exchange Act will also:

          o significantly reduce the amount of information FLAG is required to furnish to its shareholders;

          o eliminate the information FLAG is required to furnish to the Securities and Exchange Commission; and

          o make various provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Act, proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, inapplicable to FLAG.

           In addition, our common stock has historically been very thinly traded, and we believe that FLAG has been the principal purchaser of its common stock during at least the past year. During 2001, we repurchased 755,257 shares of our common stock at prices ranging from $6.31 to $8.30 per share. We believe that the absence of a deep trading market has resulted in depressed prices for our stock, and that as a result of our low average daily trading volume, holders of large blocks of shares have not been able to use the marketplace to sell those shares without significantly decreasing the market price of our stock. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act of 1934, as amended, or the listing of our stock on the Nasdaq Stock Market has benefited our shareholders in proportion to the costs we have incurred as a result of this registration and listing.

Potential Disadvantages of the Reverse Stock Split

           Only a limited public trading market currently exists for FLAG's common stock. The market liquidity for shares of FLAG's common stock after the reverse stock split will be even less than it is now because the common stock will no longer be quoted on the Nasdaq Stock Market, the price per share of FLAG common stock will increase and the number of shares of FLAG common stock available to be traded will decrease as a result of the reverse stock split. A decrease in the market liquidity for the shares of FLAG common stock may cause a decrease in the value of the shares. In the future, management may consider a stock split or stock dividend to increase the number of shares outstanding.

           In addition, FLAG will no longer be required to file public reports of its financial condition and other aspects of its business with the Securities and Exchange Commission after the reverse stock split. As a result, shareholders will have less legally mandated access to information about FLAG's business and results of operations than they had prior to the reverse stock split.

Effects of the Reverse Stock Split on FLAG

           The reverse stock split will have various effects on FLAG, as described below.

           Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares. Based on information as of December 31, 2001, we believe that the reverse stock split will reduce our number of record shareholders from approximately 930 to approximately 210. We estimate that approximately 2,258,000 shares held by approximately 183 shareholders of record will be exchanged for cash in lieu of fractional shares in the reverse stock split. The number of outstanding shares of common stock as of December 31, 2001 will decrease from approximately 7,369,994 to approximately 1,035 (6,211,000 on a pre-split basis). Accordingly, the liquidity of shares of FLAG common stock will be substantially less as a result of the reverse stock split than it is currently.

           Transfer of Book Value. Because (1) the price to be paid to holders of fewer than 6,000 shares of common stock will be $9.10 per share, (2) the number of shares of common stock expected to be cashed out as a result of the reverse stock split is estimated to be approximately 2,258,000, (3) the total cost to FLAG (including expenses) of effecting the reverse stock split is expected to be approximately $20,848,000, and (4) at September 30, 2001, aggregate shareholders' equity in FLAG was approximately $56,152,000, or $7.40 per share, FLAG expects that, as a result of the reverse stock split, the book value per share of common stock as of September 30, 2001 will be changed from approximately $7.40 per share on a historical basis to approximately $7.25 (pre-split) or $43,513 (post-split) per share on a pro forma basis.

           Decrease in Capital. As a result of the reverse stock split, FLAG's capital will be reduced as of September 30, 2001 from approximately $47.2 million on a historical basis to approximately $37.7 million on a pro forma basis. FLAG anticipates, however, that it will be "well capitalized" for bank regulatory purposes and that its subsidiary, FLAG Bank, will remain "well capitalized" for bank regulatory purposes.

           Elimination of Securities Exchange Act Registration. Our common stock is currently registered under the Securities Exchange Act. After the reverse stock split, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate to be approximately $250,000 on an annual basis. See "- Reasons for the Reverse Stock Split" for a discussion of the nature of the information we will no longer be required to provide.

           Effect on Market for Shares. Our common stock is currently quoted on the Nasdaq Stock Market. After the reverse stock split, our common stock will not be quoted on the Nasdaq Stock Market nor any other automated quotation system nor be listed on any national securities market or exchange. We anticipate that our common stock will be quoted in the "pink sheets" in the over-the-counter market. The failure to list on the Nasdaq Stock Market, together with the reduction in public information concerning FLAG as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the liquidity of the common stock.

           Financial Effects of the Reverse Stock Split. We estimate that approximately $20,548,000 will be required to pay for the fractional shares of FLAG common stock exchanged for cash in the reverse stock split. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $300,000 (or $650,000 if we conduct an offering of trust preferred securities). We do not expect that the payment to shareholders receiving cash in the reverse stock split and the payment of expenses will have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Because we do not currently know the actual number of shares that will be cashed out in the reverse stock split, we do not know the net amount of cash to be paid to shareholders in the reverse stock split. You should read the discussion under "Description of the Plan of Recapitalization--Sources of Funds and Expenses" for a description of the sources of funds for the reverse stock split and the fees and expenses we expect to incur in connection with the transaction.

Effects of the Reverse Stock Split on Affiliates

           The reverse stock split will have various effects on our executive officers and directors, each of whom may, as a result of his or her position, be deemed to be an affiliate of FLAG. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of FLAG or the beneficial owner of 10% or more of FLAG's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

           Consolidation of Management Ownership. As a result of the reverse stock split, we expect that the percentage of beneficial ownership of FLAG common stock held by our executive officers and directors as a group will decrease slightly from approximately 26% before the reverse stock split and private placement to approximately 20% after the recapitalization. Instead of being held by 17 directors and executive officers, however, these shares will be held by only 8 directors and executive officers after the recapitalization.

           No Further Reporting Obligations Under the Securities Exchange Act. After the reverse stock split , FLAG's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of FLAG will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16.

           Rule 144 Not Available. Because FLAG's common stock will not be registered under the Securities Exchange Act after the reverse stock split, executive officers and directors of FLAG may be deprived of the ability to dispose of their shares of FLAG common stock under Rule 144 under the Securities Act of 1933.

           Changes in Management Responsibilities, Board Compensation and Employment and Change in Control Agreements. Although the management and compensation changes described in this proxy statement will become effective on the closing of the reverse stock split, they are not a part of the reverse stock split and could occur even if the reverse stock split is not approved. Because they are a part of the plan of recapitalization, however, we have described them in this proxy statement. These changes are described under "Description of the Plan of Recapitalization--Management Changes," and, in the interest of avoiding repetition, we refer you to that section for additional information.

Federal Income Tax Consequences of the Reverse Stock Split

           Presented below is a general summary of the material federal income tax consequences of the recapitalization to FLAG and its shareholders.

           The  discussion  does  not  address  all  U.S.   federal  income  tax
considerations that may be relevant to certain FLAG shareholders in light of their particular circumstances. The discussion assumes that the FLAG shareholders hold their shares of FLAG common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the reverse stock split. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

          o    financial institutions;

          o    insurance companies;

          o    tax-exempt organizations;

          o    dealers in securities or currencies;

          o    traders in securities that elect to mark-to-market;

          o persons that hold FLAG common stock as part of a hedge, straddle or conversion transaction;

          o persons who are considered foreign persons for U.S. federal income tax purposes;

          o persons who acquired or acquire shares of FLAG common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

          o persons who do not hold their shares of FLAG common stock as a capital asset.

           Accordingly, FLAG shareholders are urged to consult their own tax advisors as to the specific tax consequences of the reverse stock split, including applicable federal, foreign, state and local tax consequences to them of the reverse stock split in light of their own particular circumstances.

           The receipt by a shareholder of cash in lieu of fractional shares of new common stock pursuant to the reverse stock split will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

           Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in lieu of fractional shares of new common stock pursuant to the reverse stock split if:

          o the reverse stock split results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the reverse stock split;

          o the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

          o the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

           These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

           If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the reverse stock split and the tax basis in the shares held by such shareholder immediately prior to the reverse stock split. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

           Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

           The receipt of cash by a shareholder pursuant to the reverse stock split will result in a "complete redemption" of all of the shareholder's shares held immediately prior to the reverse stock split as long as the shareholder does not constructively own any shares of new common stock immediately after the reverse stock split. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of new common stock provided that (1) the shareholder constructively owns shares of new common stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in FLAG immediately after the reverse stock split, including as an officer, director or employee, other than an interest as a creditor).

           It is anticipated that most shareholders who receive cash in lieu of fractional shares of new common stock pursuant to the reverse stock split will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the reverse stock split will be "substantially disproportionate" with respect to the shareholder if the percentage of shares of new common stock owned by the shareholder immediately after the reverse stock split is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the reverse stock split (giving effect to the difference in number of outstanding shares due to the reverse stock split). Alternatively, the receipt of cash pursuant to the reverse stock split will, in general, be "not essentially equivalent to a dividend" if the reverse stock split results in a "meaningful reduction" in the shareholder's proportionate interest in FLAG.

           If none of the three tests described above is satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the shareholder pursuant to the reverse stock split.

           The receipt of shares of new common stock pursuant to the reverse stock split by owners of more than 6,000 shares will be a non-taxable transaction for federal income tax purposes. Accordingly, a holder of more than 6,000 shares who receives shares of new common stock will not recognize gain or loss, or dividend income, as a result of the reverse stock split with respect to the shares of new common stock received (but, as described above, cash received in lieu of a fractional share of new common stock will be a taxable transaction to the extent of such cash received). In addition, the basis and holding period of such shareholder in shares of old common stock will carry over as the basis and holding period of such shareholder's shares of new common stock.

           No ruling has been or will be obtained from the Internal Revenue Service in connection with the recapitalization.

           Non-corporate shareholders of FLAG may be subject to backup withholding at a rate of 30.5% on cash payments received in the recapitalization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

           The preceding discussion is intended only as a summary of the material United States income tax consequences of the reverse stock split and does not purport to be a complete analysis or discussion of all potential tax effects relevant to the reverse stock split. Thus, FLAG shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the reverse stock split, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Pro Forma Effect of the Reverse Stock Split

           The following selected pro forma financial data illustrates the pro forma effect of the transactions contemplated by the reverse stock split on FLAG's financial statements as of September 30, 2001, for the nine months ended September 30, 2001 and for the year ended December 31, 2000. Management has prepared this information based on its estimate that FLAG will pay $20,548,000 to shareholders in lieu of fractional shares in the reverse stock split. Please see "Pro Forma Financial Information" for the complete pro forma financial information relating to this transaction.



Selected Pro Forma Financial Data

   (In thousands except per share data)   As of and for the nine
                                               months ended          For the year ended
                                            September 30, 2001       December 31, 2000
                                           ------------------        ------------------
   Net interest income                          $  18,478                  24,385
   Provision for loan losses                          588                   3,597
   Non-interest income                              5,442                  11,962
   Non-interest expense                            18,956                  27,633
   Income taxes                                     1,139                   1,190
   Net earnings                                 $   3,237                   3,927

   PER COMMON SHARE
   Basic earnings per share                    $ 2,871.20                3,341.37
   Diluted earnings per share                    2,859.27                3,334.03
   Book value                                  $43,512.70                      --

   AT PERIOD END
   Assets                                      $  557,196                      --
   Stockholders' equity                        $   46,604                      --
   Common shares outstanding                        1,071                      --

   Weighted average shares outstanding              1,127                   1,175


Recommendation of the Board of Directors; Fairness of the Reverse Stock Split

           The board believes that the reverse stock split is substantively and procedurally fair to, and in the best interests of, FLAG's shareholders, including unaffiliated shareholders as a group. The board of directors, including those directors who are not employees of FLAG, have unanimously approved the reverse stock split, and the board unanimously recommends that the shareholders vote for approval and adoption of the proposed amendment to the articles of incorporation that will effect the reverse stock split.

           All of FLAG's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the proposed amendment. The directors and executive officers of FLAG beneficially owned approximately 26% of the shares outstanding as of December 31, 2001. Although the board as a whole recommends that the shareholders vote in favor of the proposed amendment for the reasons set forth in "--Reasons for the Reverse Stock Split," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

           We considered a number of factors in determining to approve the reverse stock split, including the effects described under "--Effects of the Reverse Stock Split on FLAG" and "-Effects of the Reverse Stock Split on Affiliates" and the relative advantages and disadvantages described under "--Reasons for the Reverse Stock Split" and "--Potential Disadvantages of the Reverse Stock Split." The board also reviewed the tax and pro forma financial effects of the reverse stock split on FLAG and its shareholders.

           After the reverse stock split, FLAG's common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the decrease in the expenses related to servicing FLAG's large number of shareholders holding small positions in FLAG's stock that would result from the recapitalization. FLAG's management determined that the recapitalization would result in cost savings of approximately $250,000 per year.

           Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC reporting company, FLAG has had a limited trading market for its common stock, especially for sales of large blocks of shares, and that FLAG's shareholders derive little relative benefit from FLAG's status as an SEC reporting company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

           We considered alternative transactions to accomplish the proposed going-private transaction but ultimately approved the reverse stock split proposal. Please read the discussion under "--Alternatives Considered" for a description of these alternatives.

           Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the recapitalization plan, both to affiliated and unaffiliated shareholders. The board did not assign any specific weights to the factors listed below, and individual directors may have given differing weights to different factors.

          o Historical Market Prices of the FLAG Common Stock: Although the FLAG common stock is quoted on the Nasdaq Stock Market, there is a limited trading market for the stock. In fact, our records indicate that FLAG has been the most active purchaser of its stock during the past 12 months. The high and low sale prices for the common stock from January 1, 2000 to December 31, 2001 ranged from $4.125 to $8.60 per share. The last sale price of the common stock on January 15, 2002, which was the last day on which FLAG common stock was traded before we announced the proposed reverse stock split, was $7.75 per share.

          o Historical Prices Paid By FLAG: Since January 1, 2000, FLAG has purchased a total of 900,501 shares at prices ranging from $5.25 to $8.30 per share.

          o Earnings: The price of $9.10 per pre-split share that will be paid in the reverse stock split reflects a multiple of 17.50 times FLAG's earnings per share for the year ended December 31, 2000 and 21 times its earnings per share for the nine months ended September 30, 2001.

          o Book Value: The price to be paid for fractional shares in the reverse stock split on a pre-split basis reflects a multiple of
               1.26 times FLAG's September 30, 2001 book value per share.

          o Premium to Market Prices and Book Value: The price to be paid for fractional shares in the reverse stock split on a pre-split basis represents a 17.5% premium over the last trading price for our common stock prior to announcement of the split and a 27% premium over the average trading price for 2001. It also represents a 23% premium over the September 30, 2001 book value per share of the FLAG common stock.

          o Going Concern Value: In determining the cash amount to be paid to cashed-out shareholders in the reverse stock split, the board valued FLAG's shares on the basis of a going concern, without giving effect to any anticipated effects of the recapitalization. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of FLAG, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of FLAG. In determining the going-concern value of FLAG's shares, the board adopted the analyses and conclusions of its financial advisor, which are described under "--Opinion of Independent Financial Advisor."

          o Transactions with Affiliated Parties: In connection with the transaction, several of our current and former directors have indicated their desire to resell, in private transactions, a portion of their shares of FLAG common stock to FLAG at a purchase price of $9.10 per share in order to diversify their holdings.

          o Opinion of Independent Financial Advisor: The board engaged Dr. James Verbrugge, Professor of Finance and Chair of Banking at the University of Georgia's Terry College of Business, to render his opinion as to the fairness to the recipient shareholders of the cash price to be paid in lieu of fractional shares of FLAG common stock in the reverse stock split. On January 15, 2002, Dr. Verbrugge delivered his oral opinion to the board that the price was fair to shareholders who would receive cash in lieu of fractional shares in the reverse stock split. He confirmed this opinion in a written opinion dated January 15, 2002, a copy of which is attached as Appendix B. The board also reviewed and considered the financial analyses presented to the board in connection with the valuation. See "Opinion of Independent Financial Advisor" on page 23 for more information relating to the valuation and related financial analyses.

          o Recommendation of Special Committee: A special committee of the board of directors consisting of non-management directors has reviewed the terms of the reverse stock split in the context of the other transactions contemplated by the board under the recapitalization plan and has determined that the price to be paid for fractional shares in the reverse stock split is fair to FLAG's shareholders.

          o Opportunity to Liquidate or Acquire Shares of Common Stock: The reverse stock split will present an opportunity for shareholders to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of FLAG's common stock. Conversely, shareholders who wish to increase their holdings in order to avoid being cashed out may do so by purchasing shares of FLAG common stock on the open market prior to the effective time of the reverse stock split.

           In connection with its deliberations, the board did not consider, and did not request that its independent financial advisor evaluate, FLAG's liquidation value. The board did not view FLAG's liquidation value to be a relevant measure of valuation, given that the reverse stock split consideration significantly exceeded the book value per share of FLAG, and it was the board's view that FLAG is far more valuable as a going concern than its net book value per share. The board also believes liquidation is not a feasible alternative for a financial institution because of tax and regulatory concerns. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share. Additionally, FLAG can give no assurance that the liquidation value would not produce a higher valuation of FLAG than its value as a going concern.

           The board is not aware of any material contacts, negotiations or transactions, other than in conjunction with the reverse stock split as described in "--Background of the Reverse Stock Split," during the preceding two years for (1) the merger or consolidation of FLAG into or with another person or entity, (2) the sale or other transfer of all or any substantial part of the assets of FLAG, (3) a tender offer for any outstanding shares of FLAG common stock, or (4) the election of directors to our board.

           After consideration of all of the foregoing information, the board determined that a fair price to be paid to cashed-out shareholders in the reverse stock split is $9.10 per share. The board of directors engaged Dr. James
A. Verbrugge to make a determination of the fair market value of a minority interest in the FLAG common stock so as to ensure the cash price to be paid in the reverse stock split as determined by the board of directors represents an independent and fair valuation.

           Procedural Fairness. The board of directors is requiring shareholder approval of the transactions contemplated by the reverse stock split. The vote of a majority of the outstanding shares of FLAG common stock entitled to vote on the reverse stock split will be required to approve it. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of FLAG's shares to consider and approve the reverse stock split.

           The reverse stock split will present an opportunity for shareholders to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of FLAG's common stock. Conversely, shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of FLAG common stock on the open market prior to the effective time of the reverse stock split.

           No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the reverse stock split or preparing a report covering its fairness was retained by FLAG or by a majority of directors who are not employees of FLAG. We have not made any provision in connection with the reverse stock split to grant unaffiliated shareholders access to our corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the board determined that this proxy statement, together with FLAG's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the reverse stock split. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review FLAG's relevant books and records of account. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at FLAG's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as FLAG's size and financial capacity and the cost of such procedures.

           After  consideration  of the factors  described  above,  the board of directors believes that the reverse stock split is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at FLAG's expense. Additionally, the board believes that the reverse stock split is substantively fair to FLAG's shareholders, including unaffiliated shareholders as a group. The reverse stock split was unanimously approved by the directors of FLAG, including the directors who are not employees of FLAG.

FLAG Affiliates' Determination of Fairness of the Reverse Stock Split

           FLAG's affiliates consist of its directors and executive officers - Dr. A. Glenn Bailey, James A. Brett, H. Speer Burdette, Robert G. Cochran, Patti
S. Davis, David B. Dunaway, Fred A. Durand, III, Charles O. Hinley, John R. Hines, Jr., John S. Holle, James W. Johnson, Kelly R. Linch, J. Preston Martin, Thomas L. Redding, J. Daniel Speight, Jr., John W. Stewart, Jr. and Robert W. Walters. Each of FLAG's affiliates believe that the reverse stock split is substantively and procedurally fair to, and in the best interests of FLAG's shareholders, including unaffiliated shareholders as a group. In reaching this conclusion, FLAG's affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors and adopted such factors, analyses, and conclusions as their own. See "- Recommendation of the Board of Directors; Fairness of the Reverse Stock Split."

Opinion of Independent Financial Advisor

           The special committee of our board of directors engaged Dr. James A. Verbrugge, Professor of Finance and Chair of Banking at the University of Georgia's Terry College of Business, to provide an opinion to the board as to the fairness of the cash price to be paid for fractional shares of FLAG common stock in the reverse stock split. The committee solicited bids from Dr. Verbrugge and three investment banking firms to render an opinion on the fair market value of the common stock. The committee selected Dr. Verbrugge to issue the opinion based on his academic credentials, his reputation in banking valuation, his familiarity with the banking industry and his fee quote in comparison to the quote of other qualified firms. The board placed no limitations on the scope of Dr. Verbrugge's analysis.

           At the request of the special committee and the board of directors, Dr. Verbrugge participated in two meetings of the special committee held on January 14 and 15, 2002 and in the January 15, 2002 meeting at which the board considered and approved the reverse stock split. At that meeting, Dr. Verbrugge delivered to the board his opinion that, as of such date, the cash price to be paid for fractional shares of FLAG common stock in the reverse stock split was fair to FLAG's shareholders from a financial point of view. The full text of Dr. Verbrugge's opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Dr. Verbrugge in rendering his opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed reversed stock split.

           Dr. Verbrugge's opinion speaks only as of its date. The opinion was directed to FLAG's board of directors and addresses only the fairness of the cash price to be paid for fractional shares of FLAG common stock in the reverse stock split to FLAG's shareholders from a financial point of view. It does not address the underlying business decision to engage in the reverse stock split or any other aspect of the recapitalization and is not a recommendation to you as to how you should vote with respect to the reverse stock split.

           No material relationship exists or has existed within the past two years between FLAG, Dr. Verbrugge or any of their respective affiliates. FLAG will pay Dr. Verbrugge a fee of approximately $25,000 for his services rendered in connection with the reverse stock split and will reimburse him for up to $1,000 in out-of-pocket expenses incurred in connection with such services.

           The following is a summary of Dr. Verbrugge's opinion and his analysis of the fairness of the cash price to be paid to FLAG shareholders in the reverse stock split.

           In arriving at his opinion regarding the fairness of the price, Dr. Verbrugge considered and reviewed, among other things;

          (1)  certain  publicly  available  financial   information  and  other
               publicly available data regarding FLAG, including the consolidated financial statements for the past several years up to and including September 30, 2001;

          (2) certain financial information from FLAG regarding the period of time after September 30, 2001 and through December 31, 2001;

          (3) the terms of the reverse stock split as described in discussions with representatives of senior management of FLAG and with attorneys representing FLAG in this transaction, as well as outlined in the board resolution regarding this transaction

          (4) market information of the price per share of banks in the state of Georgia and the southeast that are comparable to FLAG in terms of size, geographic location and stock exchange listing. This was done to provide the basis for comparing the stock price of FLAG relative to these comparable banks and to the price to be paid in the reverse stock split;

          (5) market information on current and recent price behavior of FLAG common stock and the trading volume of FLAG stock; and

          (6) the terms and prices, to the extent of public availability, of selected recent business combinations of comparable companies in the banking industry.

           In connection with his review, Dr. Verbrugge did not assume any obligation to independently verify the information described in (1)-(6) above. He relied on the assumption that the information obtained was accurate and complete. In discussions with the representative of the senior management team of FLAG, he relied on statements that there have been no material changes in the company's financial condition, results of operations, basic lines of business, and business prospects since the date of the last publicly available information and the date of the information provided by management. Similarly, he relied on the assumption that the transaction is structured to conform to all applicable federal and state statutes, rules, and regulations. Finally, the opinion was based on the economic, financial, and market conditions that existed at the time and date of the preparation of the opinion.

           Outlined below is the analysis supporting Dr. Verbrugge's opinion to the board of directors regarding the fair value of the cash price to be paid to certain FLAG shareholders in this transaction.

           Dr. Verbrugge used four techniques for analyzing the financial performance and condition of FLAG and the market valuation of FLAG, and consequently, for estimating the fair value from a financial point of view the proposed price of $9.10 per share. The basic purpose was to present the evidence that provides the underpinnings for the opinion that the price per share of $9.10 to be paid to certain existing shareholders of FLAG is fair from a financial perspective.

           Four techniques were used in conducting the analysis and providing the evidence in support of the opinion. They were:

          (1)  Discounted cash flow (DCF) analysis;

          (2)  Comparable public company analysis based on trading value;

          (3) Analysis of selected recent merger and acquisition transactions and selected tender offers; and

          (4)  Analysis of premium paid over the current market price.

           In all cases, Dr. Verbrugge relied on information from a variety of sources, including publicly available information on FLAG (through September 31, 2001); financial information on FLAG from internal company sources; market information on interest rates, stock prices, and recent merger and acquisition transactions. He relied on the accuracy of that information and did not undertake our own audit of its accuracy.

Discounted Cash Flow (DCF) Analysis

           DCF analysis involves the estimation of the current or present value of expected future cash flows for a firm or asset, based on an estimate of the risk of those cash flows, the growth rate of those cash flows, and the time period and pattern over which those cash flows will be received. The basic premise of DCF analysis is that the economic value of a firm or asset is based on the expected earnings that can be generated by that firm or asset. Dr. Verbrugge used two alternative DCF approaches: (1) a constant growth approach where the earnings or cash flow is expected to grow each year at the same rate for an indefinite period, and (2) a dual-stage DCF approach where the earnings are expected to increase at a higher rate in the near-term than in the later periods. That is, for the first several years in the future, earnings may be estimated for each year based on assuming a certain growth rate, say 10% per year, and then assuming a lower growth rate for the later years. The presumption is that high growth cannot be expected to continue indefinitely and that it is more reasonable and realistic to expect lower growth, say 3%, on a constant basis after four or five years.

           Four pieces of information are required to perform either of the DCF approaches. They are: (1) an estimate of the expected earnings or cash flow, (2) an estimate of the riskiness of the earnings, or the rate of return that an invesor would require to invest in this firm or asset, (3) an estimate of the expected growth rate of the earnings stream, and (4) estimates of the length of time over which the various growth rates can be expected to occur. Details of how Dr. Verbrugge arrived at the estimates for each of the four items are presented in Table 2 in Appendix C.

           For the estimate of earnings, Dr. Verbrugge used four alternatives to arrive at an estimate of economic value per share of FLAG. First, he used the EPS of $0.514 for the latest calendar 12 months through December 31, 2001. Although the financial information for the last three months of 2001 is not yet publicly available, FLAG's management provided Dr. Verbrugge with the results for the full year. The logic for this estimate is that a reasonable estimate of what a firm will earn next year is what it generated during the most recent year. Second, Dr. Verbrugge used the latest publicly available estimate of EPS of $0.43 for the period ending September 30, 2001. The logic here is that the market only "knows" this EPS number with certainty. Third, based on discussions with senior management of FLAG, Dr. Verbrugge determined that some of the 2001 earnings fall into the non-recurring category; that is, they are not likely to be easily repeated in subsequent time periods because they were based on unique one-time events that occurred during that specific time period.

           For the 2001 period, it was estimated that only $0.34 fell into the core or recurring category and the balance was one-time earnings primarily generated by the sale of a branch facility. It is widely accepted that the market will not "pay for" earnings that cannot be repeated and therefore a company is not awarded any multiple of that amount in terms of value created. Therefore, in estimating the expected earnings for the future, it would be misleading to include the non-recurring portion of net earnings in the base upon which future growth can be expected to occur.

           Finally, Dr. Verbrugge used an estimate of per share earnings obtained from a report provided by SNL Securites, Inc. This report provided an estimate of $0.75 per share for FLAG for the next twelve months, without offering an explanation for the sources of this significantly higher expected earnings. In the results reported in Table 2 in Appendix C and discussed below, Dr. Verbrugge estimated the economic value of FLAG using these alternative EPS figures.

           The second major determinant of the economic value of an earnings stream is the risk at which the earnings stream is discounted to determine present value. There are various ways to estimate this discount rate or required rate of return, some of which are ad hoc and some of which are more conceptual. In the latter category, Dr. Verbrugge used an estimate of risk, or "k", generated by the capital asset pricing model (CAPM). As spelled out in section IB of Table 2 in Appendix C, the risk factor generated by the CAPM approach requires an estimate of the risk-free rate (commonly referred to as the rate on a U.S. Treasury instrument); the volatility of the firm's security, or beta; and an estimate of the market risk premium, that is, the difference between the risk-free rate and rate that investors expect to earn in the stock market as a whole. For the risk-free rate, Dr. Verbrugge used the 10 year Treasury bond rate (average of the last 30 days). He used the estimate of the beta for FLAG reported by Bloomberg research reports and the market risk premium based on the 1990-1999 period rather than the risk premium based on periods going back multiple decades. Based on this approach, he arrived at and utilized a discount rate or required rate of return of 11.24%.

           On a more ad hoc basis, Dr. Verbrugge relied on the basic premise that thinly-traded community bank stocks, or any thinly-traded stock, require a higher discount rate due to the lack of liquidity in this portion of the equity market. In so doing, he used a discount rate of 14% to estimate the economic value of a share of FLAG stock. As a counter to the thin trading argument, he also used a lower discount rate of 10% to avoid the claim that this valuation effort is deliberately attempting to find lower economic value estimates of FLAG.

           Finally, Dr. Verbrugge utilized a growth rate of 3% for the expected growth of the earnings stream. Admittedly, this is based entirely on judgement, because the actual earnings of FLAG for 2001 are lower than they were several years earlier on a per share basis; that is, one could actually calculate a negative growth rate. At the same time, the net earnings and EPS of FLAG have been volatile for the past several years, making it impossible to calculate a meaningful positive growth rate. As such, he generously assumed that FLAG would be able to reduce some of the volatility of earnings and achieve a growth rate of 3% in the future. On a more optimistic basis, he also reported some estimates based on a 5% growth assumption.

           Dr. Verbugge used two versions of the DCF approach. The first is simply the constant growth approach, which assumes that the firm will be able to generate the same growth of earnings for each year into the indefinite future. The second approach is called the dual-stage growth approach, in which it is assumed that the firm will be able to generate higher growth rate in net earnings in the earlier years, but that it is not reasonable to assume that high growth rates can be continued into the future. Therefore, Dr. Verbrugge assumed that FLAG will be able to generate EPS growth of 10% per year for the next four years, but that after this near-term period, growth will settle down to a more sustainable and conservative 3% per year. The danger of using high growth assumptions for very long time periods is that it produces exceptionally high estimates of economic value based on assumptions that are highly questionable.

           The results from the constant growth model are shown in panel II of Table 2 in Appendix C, where the estimates of the economic value of a share of FLAG common stock are presented in the final column. The basic question addressed in this portion of the analysis is---is the estimate of the economic value of FLAG on a per share basis higher than the consideration of $9.10 in the proposed transaction? As indicated in the table, of the 16 estimates reported using the different assumptions, in only three cases is the estimate of value above the proposed price of $9.10. In these three cases, it is based on the assumption of FLAG generating EPS of $0.75 for the next period, which is 45% above that actually generated during the 12 months ending in December 2001 and more than double the actual recurring EPS generated during 2001. Furthermore, to produce an estimate greater than $9.10, it required the assumption of either a higher growth rate (5%) or a lower discount rate (10%) coupled with the significantly higher assumption regarding EPS. In short, these results are based on a highly unlikely set of assumptions. If one looks at the average of the estimated values generated by the model, the average estimate is approximately $6.55 and the median estimate is $6.24. By comparison, the proposed price of $9.10 per share is 45% above the median estimate of economic value of $6.24 and 39% above the average estimate of economic value of $6.55 per share.

           In short, based on the results from the DCF constant growth approach, the proposed price of $9.10 to the shareholders of existing FLAG stock is fair from a financial perspective.

           Results from the dual-stage DCF approach are reported in panel IIA of Table 2 in Appendix C. Three alternatives are shown. The first is a base case using the actual EPS of $0.514 for the entire 2001 period, the assumption that this EPS will increase at the rate of 10% for the first four years and then at 3% thereafter with a discount rate of 11.24%. This 10% growth assumption is very generous, given the earnings patterns and growth at FLAG during recent periods. Alternative case A reduces the discount rate to 10%, alternative case B utilized the EPS estimate of $0.75 growing at 10% for four years, 3% thereafter, and a discount rate of 11.24 %. Finally, alternative case C uses the EPS estimate of $0.75 and a lower discount rate of 10%.

           In results not reported in Table 3 in Appendix C, Dr. Verbrugge also estimated the economic value per share based on an internal company estimate of EPS for 2002 of $0.60. Using the constant growth DCF model with the discount rate of 11.24% and the growth assumption of 3%, the estimated economic value per share is $7.28, and approaches the proposed price of $9.10 only if one assumes the unrealistic assumptions of 5% annual growth in perpetuity. In the dual stage DCF approach, using the base case scenario, the estimated economic value per share is approximately $8.50 which is again below the proposed price of $9.10 per share.

           In the most realistic and reasonable estimate of economic value using the dual stage DCF approach, the estimate of of $8.94 is slightly below the proposed price of $9.10 per share. Only by lowering the discount rate to a questionable level or by using an unreasonably high estimate of EPS which is 45% above the actual 2001 EPS is it possible to generate an estimate of economic value per share above the $9.10 price. In short, reasonable professional finance judgement suggests that the proposed price of $9.10 per share is fair to the shareholders of FLAG even using the more aggressive dual stage DCF under reasonable assumptions.

Comparable Public Company Analysis

           The second approach utilized in addressing the issue of fair value from a financial perspective is to analyze the proposed price of $9.10 per share relative to the median multiples of EPS and book value of equity at which comparable banks are trading in the public market. Using current pricing information from SNL Securites, Inc, Dr. Verbrugge examined the proposed price relative to the medians of three comparison groups of community banks. The basic premise of this approach is to use a group of banks for comparative purposes that are reasonably similar to the bank in question, namely FLAG. On this basis, he limited the banks to those that are located in the southeast and that are community banks in roughly similar size classifications.

           For purposes here, Dr. Verbugge formed three groups of banks for comparison. The first group consisted of eight publicly traded banks located in the state of Georgia that had assets within approximately $200 million of the asset size of FLAG at the end of 2001; that is, the group consisted of banks in approximately the $350 million to $775 million asset range. The second group consisted of 15 banks in Georgia that fell into the $250 million to slightly over $1 billion asset range. The final group consisted of 15 banks in the southeast but outside of Georgia that were publicly traded and had total assets in the $350 million to $775 million total asset range. The banks in each of these groups are listed in the three panels of Table 3 in Appendix C along with their ticker symbol and selected summary financial statistics. While there may be a few other publicly traded banks in the southeast that meet the size qualifications, Dr. Verbugge included only those banks for which there were both meaningful price-to-earnings and price-to-book ratios reported. He also reported the same information on earnings and book value multiples for FLAG.

           Dr. Verbrugge then calculated the median multiples for both per share earnings and per share book value for each of the comparison groups using stock price data as of January 11, 2002. He also reported the average multiples for each measure and for each group. However, because the average is heavily influenced by the presence of outlier observations, he relied on the median as the best measure of central tendency for each of the groups and ratios. For the Georgia banks in the $350 million to $775 million asset range, the median earnings multiple was 13.1 while the median price-to-book ratio was 1.52. By comparison, FLAG's multiples were 12.98 and 1.12, respectively. For the Georgia banks group where the asset size class is extended from $250 million to slightly above $1 billion, the median earnings multiple was 13.5, while the median multiple of book value was 1.43. For the broader sample of banks in the southeast, the median multiple of EPS was 13.0 while the median multiple of book value was 1.30.

           The relevant comparison is then the proposed price to FLAG shareholders relative to FLAG's earnings per share and per share book value. Using the 2001 earnings numbers reported in Table 2 in Appendix C, the proposed price of $9.10 relative to the last 12 months of earnings of $0.514 for FLAG yields a price-to-earnings multiple of 17.7, a multiple of 21.2 based on the latest publicly available EPS for September 30, 2001, and a multiple of 26.8 on the FLAG management estimate of core recurring earnings for the 2001 period. Each and all of these multiples for FLAG are significantly above the median trading multiples of the three comparative groups.

           The median price-to-book ratios are also reported in Table 3 in Appendix C for the three groups. They are 1.52 for the first Georgia bank group,
1.43 for the group of Georgia banks ranging in size from $250 million to $1 billion, and 1.30 for the group of southeastern banks outside the state of Georgia. By comparison, at the proposed price per share of $9.10, the price-to-book ratio for FLAG is 1.24 based on end-of-2001 book value per share and 1.23 based on book value at the end of September 2001, which is at the bottom of the range of book value multiples.

           As noted above, FLAG has an equity-to-assets ratio which is about one full percentage point or about 13% higher than that of the median of comparable publicly traded community banks in Georgia. This is one of the reasons for the price-to-book ratio of 1.24 at the proposed price of $9.10 per share. If one adjusts the FLAG equity-to-assets ratio to the median of approximately 8.4% of the comparable banks, then the resulting price-to-book ratio is approximately 1.4; that is, at the bottom of the range of trading multiples for comparable Georgia community banks.

           Given that at the proposed price of $9.10, the FLAG earnings multiples are substantially above the median trading values for the comparison banks, the evidence supports the view that the price to be paid in the reverse stock split transaction is fair from a financial perspective. While the FLAG multiples of book value at the proposed price are slightly below the median trading book value multiples for the comparables groups, one should not conclude this is negative evidence regarding fair value. The better measure of pricing is the multiple of earnings rather than book value of equity for the reason that the value of a firm or asset is much more based on the expected earnings stream than on an accounting book value estimate of equity. Accordingly, it is not significant that the FLAG price-to-book ratio at the price of $9.10 is slightly below the medians for the comparison groups.

Analysis of Selected Merger and Acquisition Transactions

           The third approach used as a basis to arrive at a recommendation regarding fair value is an analysis of merger and acquisition transactions involving banks in the southeastern states during the January 2000 to November 16, 2001 time period. While the reverse stock split transaction underway at FLAG is not directly comparable to a complete sale of the bank, these M&A transactions do provide market evidence on fair value from a financial point of view in recent banking transactions.

           Dr. Verbugge examined the transactions that took place in two specific size categories in which the target (selling) bank was also located in the southeast. These transactions are listed along with the pricing multiples in panels A and B of Table 4 in Appendix C. The final two panels of the table contain the same information for all of the transactions in these two size categories that took place on a nationwide basis during this period. These nationwide transactions are summarized relative to the southeastern deals in panels A and B of the table. The second size category included 14 transactions in the southeast where the target bank was in the total asset size range of $200 million to $500 million while the first included only those sales of banks with total assets between $550 million and $1 billion. There were 5 southeastern transactions in the latter size classification. The target banks falling into these classifications are listed in Table 4 along with the state in which they were located, their ticker symbol, and selected financial information.

           As presented in panel A of Table 4 in Appendix C, the median multiple of earnings per share at which the deals were done for the larger size category was 16.1 while the median multiple of book value per share was 1.56. For the $200 million to $500 million size group, the median price-to-earnings multiple for the 14 transactions was 17.9 while the median multiple of book value was
2.22. Average multiples are also shown, but for reasons cited earlier, are not considered to be the best "measure" of central tendency for such comparisons.

           By comparison, at the proposed price of $9.10, the multiple of FLAG earnings per share in the current transaction is 17.7 times the 2001 twelve month earnings, 21.2 times the last publicly reported EPS of September 30, 2001, and 26.8 times the management estimate of recurring core earnings generated by FLAG during calendar 2001. Since these multiples of earnings are equal to or substantially above the medians reported for full sale of banks in recent M&A transactions, Dr. Verbrugge concluded that the proposed price of $9.10 is clearly supportive of the the viewpoint that the shareholders of FLAG are receiving fair value in the reverse stock split.

           At the proposed price of $9.10, the multiple of book value per share for FLAG shareholders is 1.24 times end of year 2001 book value and 1.23 times the September 30, 2001. This is somewhat below the median multiples of book value for the full sale transactions. Again, as stated earlier, it is more meaningful to examine the multiples of earning in such transactions.

Analysis of Going-Private Transactions (Tender Offers) in Banking

           Dr. Verbugge searched the Securities Data Corporation data base for information on tender offers in banking between 1999 and 2001. Very limited information was provided for 14 transactions that occurred on a nationwide basis in asset categories ranging from $26 million to more than $2 billion, nine of which had meaningful estimates of the price relative to the last twelve months earnings. For those nine, the median offer price to earnings was 14.8, which is well below the multiple of earnings to be paid in the FLAG transaction.

Analysis of Premium Paid Over Current Market Price

           The final approach Dr. Verbugge used to arrive at a recommendation regarding fair value is an analysis of the premium paid at the proposed price of $9.10 over the price(s) at which FLAG shares have been trading in the public market in recent periods. Selected statistics on FLAG trading prices and volume of shares traded are presented in Table 5 in Appendix C. Also, a chart containing the profile of trading volume along with FLAG price trend over the past one and two years is presented in Table 5. Clearly, the assumption of "thinly-traded" community bank stock applies in the FLAG case. Except for a series of "spikes" in volume that are associated in timing with the re-purchase of shares on the open market by the company itself, the volume has been low and typically was in the 6000 share per day vicinity, excluding the recent buyback activity.

           Over the past six months, the price of FLAG stock has fluctuated in the range of $6.67 to $8.65 per share and between $5.38 and $8.65 over the six month and twelve months intervals between January 2001 and January 15, 2002 period. Over the 10 trading days prior to January 15, 2002, the average price of FLAG shares was $8.29 and over the previous 30 days was $8.21. As such, at the price of $9.10 per share to be paid in this transaction, the shareholders will receive a premium of 9.8% over the recent 10 day trading average, a premium of 10.8% over the average price of the last 30 days, a premium of 18.8% over the midpoint of the range of the last six months and a 29.6% premium over the midpoint of the range of the past twelve months.

Conclusion

           Based on the evidence presented above and the analyses conducted, Dr. Verbugge concluded that there is strong support for the conclusion that at the proposed price of $9.10 per share, the shareholders of FLAG who receive cash in lieu of fractional shares will receive fair value from a financial perspective in the reverse stock split.

           The major pieces of evidence supporting his conclusion are as follows:

          (1) On a DCF basis, the economic value of FLAG on a per share basis is consistently estimated to be below the price of $9.10 based on FLAGs recent earnings levels and trends and reasonable assumptions regarding discount rates (risk) and expected growth of earnings. Estimates of value per share above $9.10 are obtained only if one assumes an earnings estimate for 2002 of nearly 50% above that actually generated in 2001 and more than 100% above the recurring core earnings of 2001, and/or assumes a discount rate that is unreasonably low by the standards of thinly traded community bank stock.

          (2) On a comparable public company trading basis, the proposed price of $9.10 per share is at multiples of recent earnings that are well above the median price-to-earnings ratios for three groups of comparable publicly traded banks in Georgia and the southeast.

          (3) Based on an analysis of selected recent M&A transactions in the southeast involving the complete sale of the institution, the price to be paid to FLAG shareholders is at multiples of recent earnings at least equal or above the medians obtained in two comparable size classes over the 2000 through November 16, 2001 period.

          (4) Examination of the proposed price of $9.10 relative to recent trading prices for FLAG also yields evidence of a significant premium being paid that is well above recent trading prices, and significantly above FLAG prices over the past six and twelve month periods.

          (5) Finally, the proposed price of $9.10 is to be paid in cash rather than in stock. Typically, the premiums paid in stock transactions are higher than in cash deals because a stock transaction event is not as "liquid" as a cash transaction. That is, a stock-for-stock transaction carries with it a greater degree of risk and consequently requires a higher premium.

           The only piece of evidence that does not provide overwhelming support for the conclusion that fair value is being paid is that the multiples of book value to be received by FLAG shareholders are not greater than those of median trading values of comparable public companies and are below the book value multiples of recent southeastern M&A transactions. However, as mentioned above, if one adjusts the book value of equity of FLAG to the median of that in comparable publicly traded community banks, the price-to-book ratio at the proposed price of $9.10 per share does fall into the bottom of the range of the trading multiples. Also, the evidence must be examined in its totality rather than one specific item in the analysis. On the basis of the totality of the evidence, Dr. Verbrugge concluded that there is strong support for a conclusion that the shareholders of FLAG common stock will receive fair value at the proposed price of $9.10 in the reverse stock split transaction.

                            INFORMATION REGARDING THE
                         SPECIAL MEETING OF SHAREHOLDERS


Time and Place of Meeting

           We are soliciting proxies through this proxy statement for use at a special meeting of FLAG shareholders. The special meeting will be held at __________ on March 19, 2002, at our Eagle's Landing office, 235 Corporate Center Drive, Stockbridge, Georgia 30281.

Record Date and Mailing Date

           The close of business on January 22, 2002, is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about February __, 2002.

Number of Shares Outstanding

           As of the close of business on the record date, FLAG had 20,000,000 shares of common stock, $1.00 par value, authorized, of which 7,369,994 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Purpose of Special Meeting

           The purpose of the special meeting is for shareholders to consider and vote on a proposal to amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split. In the reverse stock split, you will receive one share of new FLAG common stock for each 6,000 shares you hold immediately prior to the effective date of the reverse stock split and cash instead of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $9.10 per pre-split share, which is equivalent to $54,600 per post-split share.

           The one-for-6,000 reverse stock split is part of a recapitalization plan that is designed to take FLAG private by reducing its number of shareholders of record below 300. The recapitalization plan also includes a change in our management team and the composition of our board of directors. These changes are described in the enclosed proxy statement, but are not being submitted for shareholder approval.

Voting at the Special Meeting

           The amendment must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote at the special meeting. On January 22, 2002, FLAG's directors and executive officers owned, directly or indirectly, 2,013,582, representing approximately 26%, of the approximately 7,369,994 outstanding shares of common stock as of that date. Each of the directors has indicated that he or she intends to vote his or her shares in favor of the proposed amendment.

Dissenters' Rights

           The Georgia Business Corporation Code and provisions of FLAG's articles of incorporation and bylaws do not entitle shareholders of FLAG to dissent from the proposed amendment to the articles of incorporation. See "Description of the Plan of Recapitalization-Dissenters' Rights."

Procedures for Voting by Proxy

           If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the proposed amendment to the articles of incorporation and in the best judgment of the persons appointed as proxies on all other matters properly brought before the special meeting.

           You can revoke your proxy at any time before it is voted by delivering to Thomas L. Redding, Corporate Secretary, at Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia 30281, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Procedures for Voting by 401(k) Plan Participants

           Participants in our 401(k) plan have the right to instruct the plan trustee as to how it should vote the shares held in their accounts on the proposed amendment to our articles of incorporation. If you are a participant in the plan with shares of our common stock in your account, you will have received with this proxy statement a voting instruction card. To instruct the plan trustee as to how to vote your shares, you must complete, sign and return the voting instruction card to the plan trustee in the return envelope provided.

Requirements for Shareholder Approval

           A quorum will be present at the meeting if a majority of the outstanding shares of FLAG common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of FLAG entitled to vote on the proposed amendment. Any other matter that may properly come before the special meeting requires that more shares be voted in favor of the matter then are voted against the matter. We will count abstentions and broker non-votes in determining the minimum number of votes required for approval.

           Based on the 7,369,994 shares outstanding as of the record date, a quorum will consist of 3,684,998 shares represented either in person or by proxy. This also represents the minimum number of votes required to be cast in favor of the proposed amendment to our articles of incorporation in order to approve the reverse stock split. Assuming only the minimum number of shares necessary to constitute a quorum are present in person or by proxy at the special meeting, and assuming one of those shares is subject to a proxy marked as an abstention, the proposed amendment would not pass because it would not have received the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. As a result, such an abstention would effectively function as a vote against the proposal, even though it would not be counted in the voting tally as such.

           Abstentions. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

           Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Solicitation of Proxies

           Proxies are being solicited by our board of directors, and FLAG will pay the cost of the proxy solicitation. We have retained InvestorCom, Inc., 800 Third Avenue, New York, New York 10022 as our solicitation agent and will pay InvestorCom a fee of $5,000 plus expenses for such services. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                   DESCRIPTION OF THE PLAN OF RECAPITALIZATION


The Reverse Stock Split

Conversion of Shares

           The reverse stock split will be effected upon our filing of an amendment to our articles of incorporation that will provide for a change in the par value of our common stock from $1.00 per share to $6,000 per share and the conversion and reclassification of each outstanding share of our common stock into 1/6,000 of a share of new FLAG common stock in a reverse stock split. In the reverse stock split, you will receive one share of new FLAG common stock for each 6,000 shares you hold of record immediately prior to the effective date of the reverse stock split and cash instead of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $9.10 per pre-split share, which is equivalent to $54,600 per post-split share. The following examples illustrate the effect of the reverse stock split on shareholders in various circumstances.

           Example 1: Shareholders Owning Fewer Than 6,000 Shares of Record

           On the effective date of the reverse stock split, Shareholder A owns 3,000 shares of FLAG common stock of record. At the ratio of one share of new common stock for each 6,000 shares outstanding immediately prior to the reverse stock split, Shareholder A would be entitled to receive only 0.5 shares of new common stock. Because no fractional shares will be issued as a result of the reverse stock split, Shareholder A will not receive any new common stock, but will instead receive a cash payment from FLAG at the rate of $9.10 per pre-split share. In this example, Shareholder A will receive $27,300 and will no longer be a shareholder of FLAG after the reverse stock split.

           Example 2: Shareholders Owning 6,000 or More Shares of Record

           On the effective date of the reverse stock split, Shareholder C owns 9,000 shares of FLAG common stock of record. At the ratio of one share of new common stock for each 6,000 shares outstanding immediately prior to the reverse stock split, Shareholder C will be entitled to receive 1.5 shares of new common stock. Because fractional shares will not be issued as a result of the reverse stock split, Shareholder C will receive one share of new common stock and $27,300 in cash.

Effect on Outstanding Employee and Director Stock Options

           As a result of the reverse stock split, the exercise price of each outstanding employee and director stock option will automatically increase by a factor of 6,000 and the number of underlying shares will decrease by a factor of 6,000. The board of directors has amended FLAG's 1994 employee and directors' stock incentive plans to provide specifically that an option may cover a fractional share of common stock resulting from the reverse stock split. The amendment is subject to shareholder approval of the reverse stock split. We will permit options to cover underlying fractional shares of common stock, but will not be able to issue fractional shares upon exercise of an option. Instead, we will pay the optionee cash for any fractional shares in an amount equal to the difference between the exercise price of the option and the fair market value per share of the common stock at the time of exercise, multiplied by the fraction of a share represented by the option.

Effect on 401(k) Plan

           FLAG currently plans to maintain its 401(k) plan but will not permit new investments in FLAG common stock after the reverse stock split. Our 401(k) plan is the record owner of all shares of FLAG common stock held in participant accounts. After the reverse stock split, the plan administrator will allocate the cash and shares of new common stock that it receives to participant accounts based on the number of shares held in those accounts immediately prior to the reverse stock split. We will allow a participant's investment in FLAG stock to be recorded in fractional amounts, but will distribute only whole shares or cash to participants. After the reverse stock split, participants will be entitled to liquidate their investment in FLAG stock under the plan by transferring the value of that stock to a different investment alternative or receiving a distribution under the terms of the plan. For purposes of this liquidation, the stock will be valued by an independent appraiser on a periodic basis, and the value most recently determined in this process will be assigned to the stock being liquidated or distributed. We expect that the valuations will be undertaken at least every two months during 2002 and on the last day of April, August and December of each year thereafter.

Legal Effectiveness

           As soon as practicable after shareholder approval of the proposed amendment to our articles of incorporation and our confirmation of the availability of the funds necessary to effect the reverse stock split, we will cause the amendment to the articles of incorporation to be filed with the Georgia Secretary of State and will cause the exchange agent, Registrar and Transfer Company, to send a Letter of Transmittal to all record holders of FLAG common stock as of the effective date of the amendment. The amendment and the reverse stock split will be effective upon filing with the Georgia Secretary of State. We anticipate that this will occur late in the first quarter or early in the second quarter of 2002.

           On the effective date of the reverse stock split, each certificate representing a share of FLAG common stock outstanding immediately prior to the reverse stock split will be deemed for all corporate purposes, and without any further action by any person, to evidence ownership of the reduced number of shares of new common stock and/or the right to receive cash for fractional shares. Each shareholder who owns fewer than 6,000 shares of record immediately prior to the reverse stock split will not have any rights with respect to the new common stock and will have only the right to receive cash in lieu of the fractional shares to which he or she would otherwise be entitled.

Exchange of Stock Certificates

           The Letter of Transmittal will provide the means by which shareholders will surrender their FLAG stock certificates and obtain certificates evidencing the shares of new FLAG common stock or cash to which they are entitled. If certificates evidencing the FLAG common stock have been lost or destroyed, FLAG may, in its full discretion, accept in connection with the reverse stock split a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to FLAG in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder must submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying FLAG and all other persons against any losses occurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact FLAG. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the reverse stock split becomes effective.

           Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their certificates or in connection with the payment of cash in lieu of fractional shares. FLAG will bear these costs.

           The Letter of Transmittal will be sent to shareholders promptly after the effective date of the reverse stock split. Do not send in your stock certificate(s) until you have received the Letter of Transmittal.

Conditions and Regulatory Approvals

           Aside from shareholder approval of the proposed amendment to the articles of incorporation and our confirmation of the availability of the funds necessary to effect the transaction, the reverse stock split is not subject to any conditions or regulatory approvals.

Termination of Securities Exchange Act Registration

           FLAG's common stock is currently registered under the Securities Exchange Act and quoted on the Nasdaq Stock Market. We will be permitted to terminate our registration and Nasdaq listing if there are fewer than 300 record holders of outstanding shares of FLAG common stock. Upon the completion of the reverse stock split, FLAG will have approximately 210 shareholders of record. We intend to apply for termination of the registration of FLAG's common stock under the Securities Exchange Act and to delist our common stock from the Nasdaq Stock Market as promptly as possible after the effective date of the reverse stock split.

           Termination of registration under the Securities Exchange Act will substantially reduce the information required to be furnished by FLAG to its shareholders and to the Securities and Exchange Commission and would make some of the provisions of the Securities Exchange Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and the requirements of Rule 13e-3 regarding "going private" transactions, no longer applicable to FLAG. Furthermore, FLAG's affiliates may be deprived of the ability to dispose of their FLAG common stock under Rule 144 promulgated under the Securities Act of 1933.

           We estimate that termination of the registration of FLAG common stock under the Securities Exchange Act will save FLAG approximately $250,000 per year in legal, accounting, printing, management time and other expenses per year. See "Special Factors - Effects of the Reverse Stock Split on FLAG."

Changes in Management Team and Private Placement

           Executive Officers. Our recapitalization plan includes a change in FLAG's management team. Effective concurrently with the reverse stock split:

          o Joseph W. Evans, the former chief executive officer of Century South Banks, Inc., will become our chairman and chief executive officer;

          o J. Daniel Speight, Jr., our current chief executive officer, will become our president and chairman of our bank subsidiary;

          o John S. Holle, our current chairman, will become chairman of the LaGrange advisory board and will remain a director of our subsidiary bank;

          o Charles O. Hinely, our current executive vice president and chief operating officer, will become our executive vice president and chief financial officer;

          o J. Thomas Wiley, Jr., the former chief banking officer at Century South, will become our executive vice president and chief banking officer and president and chief executive officer of our subsidiary bank; and

          o Stephen W. Doughty, the former executive vice president, chief financial officer and chief risk management officer of Century South, will become our executive vice president and chief risk management officer.

           Board of Directors. In addition, our board of directors has voted to amend our bylaws, effective concurrently with the reverse stock split, to decrease the size of the board from 16 to six directors and to eliminate the classification of the board. At that time, all of the members of FLAG's board of directors, except for J. Daniel Speight, Jr. and James W. Johnson, will resign from the board and become directors only of FLAG's subsidiary bank. The remaining directors will vote to fill the resulting vacancies by appointing J. Thomas Wiley, Jr., Stephen W. Doughty, Joseph W. Evans and William H. Anderson, II to serve as directors until FLAG's next annual meeting of shareholders.

           Private Placement to Management and Board. The board of directors has also determined that significant equity participation by senior management is very important to our success. As a result, we have offered the members of our prospective senior management team, as well as our current directors, the opportunity to purchase up to 1,300,000 shares of FLAG common stock at a purchase price of $9.10 per share and, for purchasers of 6,000 or more shares, 1,300,000 warrants to purchase FLAG common stock at a purchase price of $1.00 per warrant, with each warrant representing the right to purchase an additional share of FLAG common stock at an exercise price of $9.10 per share. Each warrant will have a ten-year term. The securities will be sold in a private placement that will close prior to the effectiveness of the reverse stock split.

           Special Interests of Current and Prospective Directors and Executive Officers in the Transaction

           Employment and Change in Control Agreements. In connection with the recapitalization plan, and effective concurrently with the reverse stock split, FLAG's existing employment agreements with J. Daniel Speight, Jr., Charles O. Hinely and Patti S. Davis will be replaced by new employment agreements. The material changes to the terms of their agreements are summarized below:

          o J. Daniel Speight, Jr. Mr. Speight's new agreement will maintain his current annual salary of $250,000 and increase his annual bonus opportunity from 40% to 50% of his base salary. Mr. Evans will become FLAG's chairman and chief executive officer in connection with the recapitalization. As a result, Mr. Speight's title will change from chief executive officer to president of FLAG and chairman of its bank subsidiary. The term of his employment agreement will continue as a daily renewal for a three-year term. Mr. Speight will receive a cash payment of $350,000 in consideration of his execution of the new agreement and certain concessions that it contains. He will also receive other perquisites and continue to receive his health, welfare and employee benefits during the term of his new agreement.

          o Charles O. Hinely. Mr. Hinely's new agreement will maintain his current annual salary of $185,000 for 2002. He will also have the opportunity to earn a bonus of up to 50% of his base salary each year. His title will change from executive vice president and chief operating officer to executive vice president and chief financial officer of FLAG and of its bank subsidiary. The term of his employment agreement will continue as a daily renewal for a three-year term. Mr. Hinely will receive a cash payment of $125,000 in consideration of his execution of the new agreement and certain concessions that it contains. He will also receive other perquisites and continue to receive his health, welfare, and employee benefits during the term of his new agreement.

          o Patti S. Davis. The new agreement for Ms. Davis will maintain her current annual salary of $135,000 and provide for a cash payment of $50,000 in consideration of her execution of the new agreement and certain concessions it contains. The other material provisions of her existing employment agreement will remain the same, including its daily renewal for a three-year term. She will also receive certain perquisites and continue to receive her health, welfare and employee benefits during the term of her new agreement.

           As a result of changes in titles and responsibilities resulting from the recapitalization, FLAG has agreed to purchase the employment agreement of its current chairman of the board, John S. Holle, and the change in control agreements of its current president, J. Preston Martin, and its current senior vice president and chief financial officer, Thomas L. Redding, substantially in accordance with the payment provisions of those agreements. The material terms of these transactions are summarized below.

          o John S. Holle. FLAG will purchase Mr. Holle's employment agreement for $950,000. Mr. Holle will resign as chairman of the holding company board and have an opportunity to continue to serve on the board of directors of FLAG's bank subsidiary and on the LaGrange advisory board. He will earn a salary of $120,000 per year and will also have an opportunity to receive a bonus based on performance and other targets to be established by the board. FLAG will also agree to repurchase any options held by Mr. Holle in which the exercise price is greater than the then fair market value of the common stock at a price of $2.00 per share. In addition, he will be granted options to purchase 20,000 shares of common stock at an exercise price of $9.10 per share on the date of the repurchase of his employment agreement or, in the event FLAG repurchases any of his options as described above, at least six months thereafter. His current deferred compensation plan will remain in place, subject to amendment by the board of directors. FLAG's arrangement with Mr. Holle also provides that he will be entitled to receive $250,000 upon completion of the reverse stock split under certain conditions. He will also receive certain perquisites and continue to receive health, welfare and employee benefits.

          o J. Preston Martin. FLAG will purchase Mr. Martin's change in control agreement for $400,000 in exchange for Mr. Martin's agreement not to engage in a competing business in certain counties in or near which FLAG does business or to solicit employees or customers of FLAG for a two-year period. His title will be changed to vice chairman of FLAG's bank subsidiary and he will receive a salary of $25,000 per year. He will also receive certain perquisites and continue to receive health, welfare and employee benefits.

          o Thomas L. Redding. FLAG will purchase Mr. Redding's change in control agreement for $20,000 in cash. Mr. Redding will resign as an executive officer but will remain an employee of FLAG. He will also receive certain perquisites and continue to receive health, welfare and employee benefits.

  Director Compensation

           All options currently held by FLAG directors will terminate 90 days after their resignation from the holding company's board of directors. As a result, FLAG directors who resign from the holding company board and hold options to purchase FLAG common stock will be entitled to exercise their options on their terms and to exchange any options in which the exercise price exceeds $9.10 per share for $1.00 per underlying share in cash prior to their expiration. In addition, within 30 days after the effective date of the reverse stock split, they will receive new options to purchase shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Messrs. Brett, Cochran, Dunaway and Hines will each receive options to purchase 7,500 shares, while Messrs. Bailey, Burdette, Durand, Linch, Stewart and Walters will each receive options to purchase 15,000 shares. Each non-management director who resigns from the holding company board will also receive a cash payment of $30,000 upon such resignation.

           FLAG's common stock has historically been thinly traded, with an average daily volume of only 6,000 shares. As a result of this low volume and the limited trading periods available to directors, our directors (for whom FLAG stock often represents a significant portion of their net worth) have not been able to dispose of FLAG shares effectively without disrupting the market. In connection with the proposed recapitalization and prior to the effective time of the reverse stock split, FLAG may acquire, from time to time in private transactions, shares of FLAG common stock from certain of its directors and former directors at a price of $9.10 per share in order to permit greater diversification by these holders. To date, we anticipate that we will acquire a total of 125,182 shares at this price from such persons. See "Information About FLAG and its Affiliates-Related Party Transactions."

Source of Funds and Expenses

           We estimate that approximately $20,548,000 will be required to pay for the fractional shares of FLAG common stock exchanged for cash in the reverse stock split. We intend to issue up to $11 million of common stock and warrants in a private placement to finance a portion of the reverse stock split and to finance the balance with either the issuance of up to $10 million in trust preferred securities, correspondent loans, existing capital or the sale of assets. All issuances of securities will be made in transactions that will not be registered under the Securities Act of 1933 in reliance on one or more exemptions from the registration requirements of the Securities Act. Any securities so issued may not be offered or resold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

           Additionally, FLAG will pay all of the expenses related to the reverse stock split. We estimate that these expenses will be as follows:


                     SEC filing fees               $    1,891
                     Legal fees                       125,000
                     Accounting fees                   50,000
                     Financial Advisory Fees           25,000
                     Printing costs                    18,000
                     Transfer Agent Fees               10,000
                     Solicitation Agent Fees           21,500
                     Other                             48,609
                                                    ---------
                                Total                $300,000 *
                                                    =========


        ---------------
        * In addition, we may issue trust preferred securities to finance a portion of the reverse stock split. If we undertake such an issuance, we expect to incur an additional $350,000 in estimated fees and expenses, resulting in approximately $650,000 in total estimated fees and expenses.

Dissenters' Rights

           Under the Georgia Business Corporations Code and FLAG's articles of incorporation and bylaws, FLAG's shareholders do not have the right to dissent from the reverse stock split and to receive the fair value of their shares in cash because the FLAG common stock is quoted on the National Market tier of the Nasdaq stock market.

                    INFORMATION ABOUT FLAG AND ITS AFFILIATES

General

           FLAG Financial Corporation is a bank holding company headquartered in LaGrange, Georgia and registered under the Bank Holding Company Act of 1956, as amended. FLAG is the sole shareholder of FLAG Bank. Its principal executive offices are located at 101 North Greenwood Street, LaGrange, Georgia 30240. Its telephone number at that address is (706) 845-5000.

           FLAG Bank is a state bank organized under the laws of the State of Georgia with offices in 12 counties in metropolitan Atlanta, west central, middle and southeast Georgia.

           Additional information regarding FLAG and FLAG Bank is available in FLAG's 2000 Annual Report to Shareholders and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. Copies of these documents accompany this proxy statement.

Current and Prospective Directors and Executive Officers

           The current and prospective directors and executive officers of FLAG after the recapitalization are listed below. The table sets forth the name, age at January 22, 2002, occupation, and the year the indicated person first became a director.

Current Directors

Name                      Age                 Business Information
----                      ---                 --------------------


Dr. A. Glenn Bailey       66     Dr.  Bailey  retired as a physician and surgeon
                                 in LaGrange,  Georgia as of March 31, 2000.  He
                                 served  as  a  director  and  as  President  of
                                 Clark-Holder   Clinic,   a  medical  clinic  in
                                 LaGrange, Georgia. He has been a director of FLAG since 1994 and a director of FLAG Bank or a predecessor of FLAG Bank since 1982.

James A. Brett            43     Mr. Brett is a  veterinarian  and the owner and
                                 President of Macon County Veterinary  Hospital,
                                 P.C. in Montezuma, Georgia. Mr. Brett has been a director of FLAG and FLAG Bank since December
                                 2000.

H. Speer Burdette, III    49     Mr.  Burdette  is  an  owner,  director,   Vice
                                 President  and  Treasurer of J.K.  Boatwright &
                                 Co., P.C., an accounting firm in LaGrange, Georgia. He has served as a director of FLAG since 1994 and as a director of FLAG Bank or a predecessor of FLAG Bank since 1993.

Name                      Age                 Business Information
----                      ---                 --------------------

Robert G. Cochran         65     Mr.  Cochran  served  as  President  and  Chief
                                 Executive  Officer of Thomaston Federal Savings
                                 Bank  from  1982  until  1999  when   Thomaston
                                 Federal  Savings  Bank  became  a  wholly-owned
                                 subsidiary  of  FLAG.  Mr.  Cochran  has been a
                                 director  of FLAG since 1999 and a director  of
                                 FLAG Bank or a  predecessor  of FLAG Bank since
                                 1963.  Mr.  Cochran  currently  serves  as Vice
                                 Chairman of the Board of  Directors of FLAG and
                                 retired as a Region  President  of FLAG Bank in
                                 December  of  2001.  Mr.  Cochran  served  as a
                                 Senior  Vice  President  of FLAG  from  1999 to
                                 December  2000.  Mr.  Cochran  also  serves  as
                                 trustee  of  the   Foundation  of  Flint  River
                                 Technical Institute in Thomaston, Georgia.

Patti S. Davis            45     Ms. Davis served as  Executive  Vice  President
                                 and Chief  Financial  Officer of Middle Georgia
                                 Bankshares,  Inc.  from  1994  until  1998 when
                                 Middle  Georgia  Bankshares,  Inc.  merged with
                                 FLAG.  Ms.  Davis has served as a  director  of
                                 FLAG since 1998 and as a director  of FLAG Bank
                                 or a predecessor  of FLAG Bank since 1990.  Ms.
                                 Davis   currently   serves  as  a  Senior  Vice
                                 President and  Assistant  Secretary of FLAG and
                                 Senior Vice  President of FLAG Bank.  Ms. Davis
                                 served as Chief Financial  Officer of FLAG from
                                 1998 until January 2000 and as Chief  Financial
                                 Officer  of  Citizens   Bank  from  1990  until
                                 January 2000.

David B. Dunaway          56     Mr.  Dunaway  is a  partner  in the law firm of
                                 Adams,  Barfield,  Dunaway & Hankinson,  LLP in
                                 Thomaston, Georgia. Mr. Dunaway has been a director of FLAG and FLAG Bank since December
                                 2000.

Fred A. Durand, III       59     Mr.  Durand  is  President,   Chief   Executive
                                 Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment in LaGrange, Georgia. He has served as a director of FLAG since 1994 and as a director of FLAG Bank or a predecessor of FLAG
                                 Bank since 1990.

Charles O. Hinely         54     Mr. Hinely serves as Executive  Vice  President
                                 and Chief Operating Officer of FLAG. Mr. Hinely
                                 joined FLAG in December  1997.  Mr.  Hinely has
                                 been a  director  of FLAG and FLAG  Bank  since
                                 December  2000.  Prior  to  joining  FLAG,  Mr.
                                 Hinely  previously was employed by The Citizens
                                 and Southern National Bank in Atlanta,  Georgia
                                 and was President of Bank Management Resources,
                                 Inc. in Atlanta,  Georgia and Chairman of Cross
                                 Enterprises   and   Nova    Financial,    Inc.,
                                 consulting firms in Atlanta, Georgia.

Name                      Age                 Business Information
----                      ---                 --------------------

John R. Hines, Jr.        67     Mr.  Hines  served as Chairman of the Board and
                                 President of First Hogansville Bankshares, Inc.
                                 from 1982  until  1999 when  First  Hogansville
                                 Bankshares,  Inc.  merged with FLAG.  Mr. Hines
                                 has served as a director of FLAG since 1999 and
                                 as a director of FLAG Bank or a predecessor  of
                                 FLAG Bank  since  1962.  Mr.  Hines  retired as
                                 Senior Vice  President of FLAG and President of
                                 the First  Flag Bank  Hogansville  division  in
                                 June 2000.  Mr.  Hines was the Chief  Executive
                                 Officer of The Citizens  Bank,  a  wholly-owned
                                 subsidiary  of  Hogansville  Bankshares,  Inc.,
                                 from  1978  until  February   2000,   when  The
                                 Citizens Bank merged with First Flag Bank.

John S. Holle             51     Mr.  Holle has served as  Chairman of the Board
                                 of FLAG since 1993. He also served as President and Chief Executive Officer of FLAG from 1993 until 1998 when Middle Georgia Bankshares, Inc.
                                 merged with FLAG. Currently, Mr. Holle serves as a Region President of FLAG Bank. He has been a director of FLAG Bank or a predecessor of FLAG Bank since 1985 and has been Chairman of FLAG Bank since December 2000. Mr. Holle served as President of First Flag Bank from 1985 until
                                 December 2000 and as Chairman of the Board of First Flag Bank from 1990 until December 2000.

James W. Johnson          60     Mr.  Johnson is owner and President of McCranie
                                 Motor  and  Tractor  Company,  Inc.,  a  retail
                                 seller of tractors and  implement  equipment in
                                 Unadilla,  Georgia. Mr. Johnson has served as a
                                 director  of FLAG  since 1998 and as a director
                                 of FLAG  Bank  or a  predecessor  of FLAG  Bank
                                 since  1985.  He is the former  Chairman of the
                                 Board of Middle  Georgia  Bankshares,  Inc. and
                                 served as the Chairman of the Board of Citizens
                                 Bank  from  1999  until   December   2000.   He
                                 currently serves as director of Taylor Regional
                                 Hospital in Hawkinsville, Georgia and Rock Tenn
                                 Corporation in Norcross, Georgia.

Kelly R. Linch            59     Mr. Linch  retired in April of 2001 as owner of
                                 Linch's,   Inc.,   a   retail   appliance   and
                                 electronics store in LaGrange, Georgia. He has been a director of FLAG since 1994 and a director of FLAG Bank or a predecessor of FLAG
                                 Bank since 1986.

Name                      Age                 Business Information
----                      ---                 --------------------

J. Preston Martin         48     Mr.  Martin served as President of Three Rivers
                                 Bancshares,  Inc.  from  1986  until  1998 when
                                 Three Rivers Bancshares, Inc. merged with FLAG.
                                 Mr.  Martin has  served as a  director  of FLAG
                                 since 1998 and as a director  of FLAG Bank or a
                                 predecessor of FLAG Bank since 1985. Mr. Martin
                                 currently  serves as President of FLAG and as a
                                 Region  President  of  FLAG  Bank.  Mr.  Martin
                                 served as the  President  and  Chief  Executive
                                 Officer   of  Bank  of   Milan,   which  was  a
                                 wholly-owned   subsidiary   of   Three   Rivers
                                 Bancshares,  Inc.,  from 1985  until  1999 when
                                 Bank of Milan merged with  Citizens  Bank.  Mr.
                                 Martin served as the President of Citizens Bank from 1999 until December 2000. Mr. Martin is also a director of The Bankers Bank, Atlanta, Georgia and owns 50% of Wheeler County Finance, a small loan company in Alamo, Georgia.

J. Daniel Speight, Jr.    45     Mr. Speight served as Chief  Executive  Officer
                                 and as a director of Middle Georgia Bankshares,
                                 Inc.  from 1989 until 1998 when Middle  Georgia
                                 Bankshares,  Inc. merged with FLAG. Mr. Speight
                                 has served as a director of FLAG since 1998 and
                                 as  director of FLAG Bank or a  predecessor  of
                                 FLAG Bank since  1984.  Mr.  Speight  currently
                                 serves as Chief  Executive  Officer of FLAG and
                                 President and Chief  Executive  Officer of FLAG
                                 Bank.  He also served as President of FLAG from
                                 1998  until  2000.  Mr.  Speight  has served in
                                 various  executive  positions for Citizens Bank
                                 since  1984,   including  President  and  Chief
                                 Executive  Officer,  and  served  as the  Chief
                                 Executive Officer of First Flag Bank from 1999 until December 2000 when First Flag Bank and
                                 Citizens Bank merged. Mr. Speight is a director of Regan Holding Corp. in Petaluma, California.

John W. Stewart, Jr.      67     Mr. Stewart is an owner,  Chairman of the Board
                                 and  President  of Stewart  Wholesale  Hardware
                                 Company,   a  wholesale  grocery  and  hardware
                                 business in LaGrange, Georgia. He has served as a director of FLAG since 1994 and as a director of FLAG Bank or a predecessor of FLAG Bank since 1982.

Robert W. Walters         69     Mr. Walters  retired in March 1996 as owner and
                                 director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange, Georgia. He has served as a director of FLAG since 1994 and as a director of FLAG Bank or a predecessor of FLAG Bank since 1982.


Prospective Directors

           In addition to James W. Johnson and J. Daniel Speight, Jr., who will continue to serve as directors. The following persons will be added to our board of directors upon the closing of the reverse stock split. All other current directors listed above will resign as directors of FLAG but may continue as directors of our bank subsidiary, FLAG Bank. See "Description of Plan of Recapitalization-Changes in Management Team and Private Placement."


Name                      Age                 Business Information
----                      ---                 --------------------

William H. Anderson, III         Mr.  Anderson  served as  chairman  of  Century
                                 South Banks, Inc. from 1997 to January 2002 and served as chairman of Bank Corporation of Georgia prior to its 1997 merger into Century
                                 South.

Stephen W. Doughty        50     Mr. Doughty is our  prospective  executive vice
                                 president and chief risk management officer. He
                                 served  as chief  financial  officer  and chief
                                 risk management officer of Century South Banks,
                                 Inc.  from  2000  to  January  2002  and as its
                                 executive   vice  president  and  chief  credit
                                 officer from 1997 to January 2002. Mr. Doughty served as executive vice president of Bank
                                 Corporation of Georgia from 1989 until its merger into Century South in 1997.

Joseph W. Evans           52     Mr. Evans is our prospective chairman and chief
                                 executive officer. From 1997 to January 2002, he served as president and chief executive officer of Century South Banks, Inc. He was previously employed by, Bank Corporation of Georgia from 1980 to 1997, serving as president and chief executive officer from 1984 to 1997.

J. Thomas Wiley, Jr.             Mr.  Wiley is our  prospective  executive  vice
                                 president  and chief  banking  officer  and the
                                 prospective   president  and  chief   executive
                                 officer of our subsidiary bank. From 1999 to January 2002, he served as executive vice president and chief banking officer of Century
                                 South Banks, Inc. He served as president and chief executive officer of AmeriBank, N.A., a subsidiary of Century South Banks, Inc., from
                                 1990 to 1999. Mr. Wiley served in various capacities with Bank Corporation of Georgia from 1982 to 1990 and with C&S National Bank from 1975 to 1982.


Current Non-Director Executive Officers

           The person described below is currently an executive officer of FLAG who does not serve on the board of directors.


Name                      Age                 Business Information
----                      ---                 --------------------

Thomas L. Redding         43     Mr.  Redding  serves as Senior Vice  President,
                                 Secretary and Chief Financial Officer of FLAG and as Chief Financial Officer of FLAG Bank.

                                 Mr. Redding joined FLAG in 1999 as Senior Vice President and Controller. From 1990 until 1999, Mr. Redding was employed by United Bank Corporation in Barnesville, Georgia as Chief Financial Officer. Prior to Mr. Redding's employment with United Bank Corporation, he was associated with an accounting firm located in Blakely, Georgia concentrating in the financial services industry.

Prospective Non-Director Executive Officers

           No new non-director executive officers will be added to our management team. Instead, certain of our current executive officers who are also directors will resign from the board, but remain as executive officers, upon the closing of the reverse stock split. Their names and prospective titles are listed below. Biographical information is provided under "Current Directors" above.

           Name                     Prospective Title

           Charles O. Hinely        Executive Vice President and Chief Financial
                                    Officer of FLAG and FLAG Bank

           Patti S. Davis           Senior Vice President of FLAG and FLAG
                                    Bank; Assistant Secretary of FLAG

J. Daniel Speight, Jr. and Patti S. Davis are first cousins.

           During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Stock Ownership by Affiliates

           The following table sets forth the number and the percentage ownership of shares of FLAG common stock beneficially owned by each current and proposed director and executive officer of FLAG, by all current directors and executive officers as a group, and by all persons who will be our directors and executive officers after the reverse stock split, as of January 22, 2002. The address and telephone for each person named in the table is in care of FLAG Financial Corporation, Eagle's Landing, 235 Corporate Center Drive, Stockbridge, Georgia 30281, telephone (770) 515-2100.

           The table also sets forth the number and approximate percentage of shares of FLAG common stock that the persons named in the table would beneficially own after the effective date of the reverse stock split on a pro forma basis. This number reflects the effect of the reverse stock split on shares held as of the record date as well as additional shares for which we have received subscriptions in our private placement to senior management. It does not reflect the effect of any open market or other purchases or sales of common stock that may occur between the date hereof and the effective date of the reverse stock split. Option and 401(k) plan shares have been rounded to the next lower whole number, although fractional shares will be carried in option and plan accounts until exercise or distribution. The percentage of shares beneficially owned by the directors and executive officers of FLAG after the reverse stock split takes effect assumes that 1,251 shares (which includes 216 post-split shares resulting from the private placement) will be outstanding after the split, although the exact percentage will depend on the number of fractional shares exchanged for cash in the reverse stock split. The percentages should not vary significantly.

           Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.


                                                                 Percentage        Number of        Percentage
                                                                 of Shares           Shares         of Shares
                                        Number of Shares        Beneficially      Beneficially     Beneficially
                                       Beneficially Owned          Owned             Owned             Owned
          Name                            Before Split          Before Split      After Split       After Split
          ----                            ------------          ------------      -----------       -----------
Current Directors
-----------------
Dr. A. Glenn Bailey                           99,718                  1.3%              16              1.3%
                                                 (1)
James A. Brett                                 5,000                  *                  2                *
                                                 (2)
H. Speer Burdette, III                        26,022                  *                  4                *
                                                 (3)
Robert G. Cochran                            114,535                  1.6               17               1.4
                                                 (4)
Patti S. Davis                               168,725                  2.3               34               2.7
                                                 (5)
David B. Dunaway                              59,497                  *                  9                *
                                                 (6)
Fred A. Durand, III                           35,541                  *                  5                *
                                                 (7)
Charles O. Hinely                             50,162                  *                 22               1.8
                                                 (8)
John R. Hines, Jr.                           286,282                  3.9               47               3.8
                                                 (9)
John S. Holle                                131,054                  1.8               23               1.8
                                                (10)
James W. Johnson                             150,960                  2.0               26               2.1
                                                (11)
Kelly R. Linch                                53,474                  *                  8                *
                                                (12)
J. Preston Martin                            322,069                  4.4               52               4.1
                                                (13)
J. Daniel Speight, Jr.                       312,512                  4.2               60               4.7
                                                (14)
John W. Stewart, Jr.                          36,203                  *                  5               *
                                                (15)
Robert W. Walters                            141,771                  1.9               23               1.8
                                                (16)

Proposed Directors
------------------
William H. Anderson, III                           0                  0.0          50 (17)               4.0

Stephen W. Doughty                                 0                  0.0          50 (17)               4.0

                                                                 Percentage        Number of        Percentage
                                                                 of Shares           Shares         of Shares
                                        Number of Shares        Beneficially      Beneficially     Beneficially
                                       Beneficially Owned          Owned             Owned             Owned
          Name                            Before Split          Before Split      After Split       After Split
          ----                            ------------          ------------      -----------       -----------

Joseph W. Evans                               12,000                  *            52 (17)               4.2

J. Thomas Wiley, Jr.                               0                  0.0          50 (17)               4.0

Non-Director
Executive Officers
Thomas L. Redding                             20,057                  *                  2                *
                                                (18)
All current directors and executive        2,013,582                 25.7              355              26.9
officers as a group (17 persons)
All directors and executive officers
who will serve as such after the
reverse stock split as a group (8
persons)                                     218,887                  2.9              258              20.4

-------------------

*    Represents less than one percent.

(1) Consists of (a) 36,555 shares held by Dr. Bailey, (b) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared, (c) 8,384 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, and (d) 19,724 shares subject to options exercisable within 60 days following the record date.

(2) Consists of 5,000 shares subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 6,000 shares of common stock and for exercisable warrants to purchase an additional 6,000 shares.

(3) Consists of (a) 6,298 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (b) 19,724 shares subject to options exercisable within 60 days following the record date.

(4)  Consists of (a) 33,624  shares held jointly by Mr.  Cochran and his spouse,
     (b) 13,474 shares held in Individual  Retirement  Accounts of Mr.  Cochran,
     (c) 50,016 shares issued pursuant to FLAG's 401(k) Plan, and (d) 17,421 shares subject to options exercisable within 60 days following the record date. Mr. Cochran is also an executive officer of FLAG.

(5) Consists of (a) 104,890 shares held by Ms. Davis, (b) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis, (c) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared, (d) 10,280 shares issued pursuant to FLAG's 401(k) Plan, and (e) 41,626 shares subject to options exercisable within 60 days following the record date. Her post-split totals reflect a subscription for 24,000 shares of common stock and for exercisable warrants to purchase an additional 24,000 shares. Ms. Davis is also an executive officer of FLAG.

(6) Consists of (a) 29,912 shares held by Mr. Dunaway, (b) 20,439 held by Mr. Dunaway's spouse as to beneficial ownership is shared, (c) 4,146 shares held by Mr. Dunaway as custodian for D. Bruce Dunaway, and (d) 5,000 shares subject to options exercisable within 60 days following the record date.

(7) Consists of (a) 15,817 shares held by Mr. Durand, and (b) 19,724 shares subject to options exercisable within 60 days following the record date.

(8) Consists of (a) 214 shares held by Mr. Hinely, (b) 691 shares held in an Individual Retirement Account for the benefit of Mr. Hinely, (c) 1,832 shares held by Mr. Hinely's spouse as to which beneficial ownership is shared, (d) 678 shares held by Mr. Hinely's spouse as custodian for Rebecca
     E. Hinely, (e) 4,813 shares issued pursuant to FLAG's 401(k) Plan, and (f) 41,934 shares subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 48,000 shares of common stock and for exercisable warrants to purchase an additional 48,000 shares. Mr. Hinely is also an executive officer of FLAG.

(9) Consists of (a) 232,555 shares held by Mr. Hines, (b) 3,042 shares held by Mr. Hines' spouse as to which beneficial ownership is shared, and (c) 50,685 shares held in an Individual Retirement Account for the benefit of Mr. Hines.

(10) Consists of (a) 15,339 shares held by Mr. Holle, (b) 30,079 shares issued pursuant to FLAG's Profit Sharing and 401(k) Plan, and (c) 85,636 shares subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 6,000 shares of common stock and for exercisable warrants to purchase an additional 6,000 shares. Mr. Holle is also an executive officer of FLAG.

(11) Consists of (a) 58,377 shares held by Mr. Johnson, (b) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, (c) 84,010 held by McCranie Companies, Inc. Profit Sharing Plan for the benefit of Mr. Johnson, and (d) 5,857 shares subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 6,000 shares of common stock and for exercisable warrants to purchase an additional 6,000 shares.

(12) Consists of (a) 33,750 shares held by Mr. Linch, and (b) 19,724 shares subject to options exercisable within 60 days following the record date.

(13) Consists of (a) 281,000 shares held by Mr. Martin, (b) 11,009 shares issued pursuant to FLAG's 401(k) Plan, and (c) 30,060 shares subject to options exercisable within 60 days following the record date. Mr. Martin is also an executive officer of FLAG.

(14) Consists of (a) 149,495 shares held by Mr. Speight, (b) 4,000 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (c) 2,500 shares held by Mr. Speight as trustee for Anna Davis, (d) 1,677 shares held by Mr. Speight as custodian for Alex Speight, (e) 1,677 shares held by Mr. Speight as custodian for J. Daniel Speight, III, (f) 7,371 shares held in an

     Individual Retirement Account for the benefit of Mr. Speight, (g) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, (h) 11,733 shares issued pursuant to FLAG's 401(k) Plan, and (i) 99,142 subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 30,000 shares of common stock and for exercisable warrants to purchase an additional 30,000 shares. Mr. Speight is also an executive officer of FLAG.

(15) Consists of (a) 12,161 shares held by Mr. Stewart, (b) 17 shares held by Mr. Stewart as custodian for Tristain Daugherty, (c) 4,301 shares held by Stewart Wholesale Hardware Company as to which beneficial ownership is shared, and (d) 19,724 shares subject to options exercisable within 60 days following the record date.

(16) Consists of (a) 37,875 shares held by Mr. Walters, (b) 41,700 shares held jointly by Mr. Walters and his spouse, (c) 42,000 shares held by Mr. Walter's spouse as to which beneficial ownership is shared, (d) 472 shares held by Mr. Walters as custodian for Myles D. Oliver, and (e) 19,724 shares subject to options exercisable within 60 days following the record date.

(17) Reflects a subscription for 150,000 shares of common stock and for exercisable warrants to purchase an additional 150,000 shares.

(18) Includes (a) 2,557 shares held in FLAG's 401(k) Plan, and (b) 17,500 shares subject to options exercisable within 60 days following the record date. His post-split totals reflect a subscription for 18,000 shares of common stock and for exercisable warrants to purchase an additional 18,000 shares.

Recent Affiliate Transactions in FLAG Stock


Name                         Date            No of Shares    Price per Share      Where/How Effected
----                         ----            ------------    ---------------      ------------------

FLAG 401(k) Plan             10/17/01            5,990         $    7.76              Open Market
FLAG 401(k) Plan             10/25/01            2,371              7.87              Open Market
FLAG 401(k) Plan             01/03/02            3,674         $    8.49              Open Market
FLAG 401(k) Plan             01/04/02            1,856         $    8.60              Open Market

Stock Purchases by FLAG

           During the past two years, FLAG has repurchased the following shares of its common stock:


     Date Range            No. of Shares            Price Range                 Average Price
     ----------            -------------            -----------                 -------------

01/01/00 - 03/31/00            50,000                $6,183-$7.50                     $6.84
04/01/00 - 06/30/00                 0                     --                             --
07/01/00 - 09/30/00             4,700                $5.50-$5.688                      5.59
10/01/00 - 12/31/00            90,544                $5.247-$5.688                     5.47
01/01/01 - 03/31/01           147,250                 $6.31-$7.06                      6.69
04/01/01 - 06/30/01            83,562                 $6.75-$6.99                      6.87
07/01/01 - 09/30/01           309,051                 $6.96-$7.54                      7.25
10/01/01 - 12/31/01           215,394                 $7.73-$8.30                      8.02
01/01/02 - present              0                    $      0                            0

Total                         900,501                $6.183-$8.30                      7.24


Related Party Transactions

           We have received subscriptions from our current and proposed directors and executive officers for the following numbers of shares of common stock and warrants in our private placement, which is described in "Description of the Plan of Recapitalization - Changes in Management Team and Private Placement." The expected proceeds to FLAG from each transaction are also listed.

                                                                                  Total
                  Name                No. of Shares    No. of Warrants       Purchase Price
                  ----                -------------    ---------------       --------------
William H. Anderson, III                  150,000          150,000             $ 1,515,000

James A. Brett                              6,000            6,000             $    60,600

Patti S. Davis                             24,000           24,000             $   242,400

Stephen W. Doughty                        150,000          150,000             $ 1,515,000

Joseph W. Evans                           150,000          150,000             $ 1,515,000

Charles O. Hinley                          48,000           48,000             $   484,800

John S. Holle                               6,000            6,000             $    60,600

James W. Johnson                            6,000            6,000             $    60,600

Thomas L. Redding                          18,000           18,000             $   181,800

J. Daniel Speight, Jr.                     30,000           30,000             $   303,000

J. Thomas Wiley, Jr.                      150,000          150,000             $ 1,515,000


           We have also been advised that the directors indicated below wish to sell the indicated number of shares of FLAG common stock to FLAG in private transactions prior to the effective date of the reverse stock split at a price of $9.10 per share. We plan to purchase these shares at that price, although no assurance can be given that the transaction will ultimately be consummated.

                                                             Aggregate
                 Name                 No. of Shares            Price
                 ----                 -------------          ----------
           A. Glenn Bailey                35,055             $  319,001

           Fred A. Durand, III             9,817             $   89,335

           John R. Hines, Jr.             50,685             $  461,234

           Kelly R. Linch                 27,750             $  252,525

           Robert A. Walters               1,875             $   17,063


Market for Common Stock

           The following table sets forth the high and low sales prices for the FLAG common stock, as reported by the Nasdaq Stock Market, and the cash dividends paid per share of common stock for the periods indicated.

Quarter                                      High           Low         Dividend
-------                                      ----           ---         --------

2002
   First (through January 31, 2002)          $9.00         $7.50         $  --

2001
   Fourth                                    $8.60         $7.64         $0.06
   Third                                      7.87          7.16          0.06
   Second                                     7.00          6.01          0.06
   First                                      7.38          6.38          0.06

2000
   Fourth                                    $6.00         $5.00         $0.06
   Third                                      5.88          4.13          0.06
   Second                                     6.50          4.25          0.06
   First                                      7.25          5.50          0.06

           After the reverse stock split, the FLAG common stock will no longer be quoted on the Nasdaq Stock Market or be eligible for trading on an exchange or automated quotation system operated by a national securities association. FLAG will not be required to file reports under the Securities Exchange Act, and its common stock will not be registered under the Securities Exchange Act.

Description of Common Stock

           FLAG's authorized capital currently consists of 20,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of preferred stock, no par value. After the reverse stock split, the number and type of authorized shares will remain the same, but the par value of the common stock will change to $6,000 per share.

           As of the record date, 7,369,994 shares of FLAG common stock were issued and outstanding. We estimate that the number of shares of FLAG common stock outstanding after the recapitalization will be approximately 1,035.

           The rights of FLAG shareholders are governed by the Georgia Business Corporation Code and FLAG's articles of incorporation and bylaws. In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions of FLAG's articles of incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of FLAG common stock entitled to vote thereon is required unless:

          o at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which the shareholder became an interested shareholder; or

          o the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's articles of Incorporation and bylaws relating to the number, election, term and removal of FLAG's directors, a two-thirds vote of the issued and outstanding shares of FLAG common stock is required unless two-thirds of the directors then serving approve the amendment.

           Generally, we may issue additional shares of FLAG common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. FLAG common stock will not be subject to liability for further calls or assessments by FLAG and will not be subject to any redemption, sinking fund or conversion provisions.

           The holders of shares of FLAG common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. FLAG may pay dividends in cash, property or shares of common stock, unless FLAG is insolvent or the dividend payment would render it insolvent.

           Holders of FLAG common stock will be entitled to one vote per share on all matters requiring a vote of shareholders, including the election of directors.

           FLAG's articles of incorporation contain indemnification provisions that require it to indemnify under specified circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that the person was or is a director or officer of FLAG. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have FLAG advance funds for expenses prior to the final disposition of the proceeding, upon their undertaking to repay FLAG if it is ultimately determined that they are not entitled to indemnification. In general, FLAG will indemnify a director or officer if the board of directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of FLAG and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

           FLAG's articles of incorporation, subject to exceptions, also eliminate the potential personal liability of a director for monetary damages to the shareholders of FLAG for breach of a duty as a director. There is no elimination of liability for:

          o    A  breach  of  duty   involving   appropriation   of  a  business
               opportunity of FLAG;

          o An act or omission not involving intentional misconduct or a knowing violation of law;

          o A transaction from which the director derives an improper personal benefit; or

          o As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

These provisions of the articles of incorporation do not eliminate or limit the right of a shareholder to seek injunctive or other equitable relief not involving monetary damages.

Dividend Policy

           The holders of shares of FLAG common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless FLAG is insolvent or the dividend payment would render it insolvent.

           Although we intend to continue with our current dividend policy, our ability to pay cash dividends is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend upon, among other things, future earnings, the financial condition of FLAG and FLAG Bank, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.



                                          SELECTED HISTORICAL FINANCIAL DATA

   (In thousands except per share data)          2000            1999           1998           1997           1996
                                                 ----            ----           ----           ----           ----
   FOR THE YEAR
   Net interest income                         $ 24,961         26,490         25,952         23,272         21,189
   Provision for loan losses                      3,597          4,656          3,475          1,702          4,566
   Non-interest income                           11,962         10,072          9,952          8,578          7,636
   Non-interest expense                          27,633         30,615         28,882         22,567         21,053
   Income taxes                                   1,409             78            708          2,305            798
   Net earnings                                $  4,284          1,213          2,839          5,276          2,409

   PER COMMON SHARE
   Basic earnings per share                    $    .52            .15            .35            .64            .29
   Diluted earnings per share                       .52            .15            .34            .64            .29
   Cash dividends declared                          .24            .24            .20            .13            .11
   Book value                                  $   6.83           6.43           6.92           6.51           5.93

   AT YEAR END
   Loans, net                                  $384,661        419,079        424,660        399,725        348,417
   Earning assets                               501,046        521,452        568,133        538,008        470,664
   Assets                                       559,037        587,870        635,192        595,468        520,472
   Deposits                                     461,438        483,987        521,671        485,174        438,292
   Stockholders' equity                        $ 55,498         53,197         56,869         53,276         48,489
   Common shares outstanding                      8,123          8,273          8,223          8,187          8,182

   AVERAGE BALANCES
   Loans                                       $405,101        449,689        435,422        374,065        331,095
   Earning assets                               510,898        556,577        576,245        496,195        451,072
   Assets                                       566,355        617,764        624,487        549,025        494,173
   Deposits                                     455,338        496,998        505,337        456,713        412,585
   Stockholders' equity                        $ 53,853         55,365         55,337         50,991         47,543
   Weighted average shares outstanding            8,210          8,258          8,218          8,182          8,148

   KEY PERFORMANCE RATIOS
   Return on average assets                         .77%           .20%           .45%           .96%           .49%
   Return on average stockholders' equity          7.95%          2.19%          5.13%         10.35%          5.07%
   Dividend payout ratio                          45.98%        153.50%         49.49%         17.66%         38.83%
   Average equity to average assets                9.51%          8.96%          8.86%          9.29%          9.62%

   (In thousands except per share data)                 2001           2000
                                                        ----           ----

FOR THE NINE MONTHS
Net interest income                                  $ 18,753         19,435
Provision for loan losses                                 588          3,509
Non-interest income                                     5,442         10,440
Non-interest expense                                   18,956         21,760
Income taxes                                            1,243          1,192
Net earnings                                         $  3,407          3,414

PER COMMON SHARE
Basic earnings per share                             $    .43            .42
Diluted earnings per share                                .43            .41
Cash dividends declared                                   .18            .18
Book value                                           $   7.40           6.65

AT PERIOD END
Loans, net                                           $368,044        338,259
Earning assets                                        510,944        439,216
Assets                                                566,744        482,248
Deposits                                              455,963        383,647
Stockholders' equity                                 $ 56,152         54,655
Common shares outstanding                               7,585          8,213

AVERAGE BALANCES
Loans                                                $378,630        411,128
Earning assets                                        498,994        512,706
Assets                                                556,766        560,706
Deposits                                              445,127        459,131
Stockholders' equity                                 $ 56,818         53,452
Weighted average shares outstanding                     7,924          8,225

KEY PERFORMANCE RATIOS
Return on average assets (annualized)                     .82%           .81%
Return on average stockholders' equity (annualized)      8.09%          8.33%
Dividend payout ratio                                   41.86%         42.86%
Average equity to average assets                        10.21%          9.53%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

           The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2001, and for the year ended December 31, 2000 (collectively, the "Pro Forma Earnings Statements"), show the pro forma effect of the one for 6,000 reverse stock split (the "Transaction"). Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Transaction occurred at September 30, 2001, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the Transaction were consummated on January 1, 2000, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the Transaction and do not reflect restructuring charges of approximately $2.5 million, net of tax, that FLAG expects to incur as a result of the Transaction.

           The pro forma information does not purport to represent what FLAG's results of operations actually would have been if the Transaction had occurred on January 1, 2000.

                                                    FLAG FINANCIAL CORPORATION AND SUBSIDIARY
                                                 Pro Forma Condensed Consolidated Balance Sheet
                                                               September 30, 2001
                                                             (Dollars in thousands)
                                                                   (Unaudited)

                                                           FLAG                                                          Pro Forma
                                                        Historical                                   Pro Forma            Combined
                                                        ----------                                  Adjustments          ----------
                                                                                                    -----------
ASSETS
Cash and due from banks                                 $ 16,419                                                             16,419
Federal funds sold                                         6,038     (3)   (6,038)                                               --
                                                           -----                                                            -------
           Cash and cash equivalents                      22,457                                                             16,419
Interest-bearing deposits                                     60                                                                 60
Securities available for sale                            126,552     (4)   (3,510)                                          123,042
Other investments                                          5,835                                                              5,835
Mortgage loans held for sale                               4,414                                                              4,414
Loans                                                    368,044                                                            368,044
Premises and equipment                                    13,911                                                             13,911
Other assets                                              25,471                                                             25,471
                                                          ------                                                            -------
                     Total assets                       $566,744                                                            557,196
                                                         =======                                                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
           Non-interest bearing                         $ 45,872                                                             45,872
           Interest bearing                              410,091                                                            410,091
                                                         -------                                                            -------
           Total deposits                                455,963                                                            455,963

Accrued expenses and other liabilities                     9,956                                                              9,956
Federal Home Loan Bank Advances                           40,558                                                             40,558
Federal funds purchased                                      865                                                                865
Other borrowed funds                                       3,250                                                              3,250
                                                           -----                                                              -----

                     Total liabilities                   510,592                                                            510,592

Stockholders' equity:
Common stock                                               8,278     (1)   (2,258)                 1,099                      7,119
Additional paid-in capital                                11,354     (2)  (18,290)                 9,901                      2,965
Retained earnings                                         39,063                                                             39,063
Accumulated other comprehensive income                     2,167                                                              2,167
Treasury stock                                           (4,710)                                                            (4,710)
                                                         ------                                                             ------

Total shareholders' equity                                56,152                                                             46,604
                                                          ------                                                             ------

Total liabilities and equity                            $566,744                                                            557,196
                                                         =======                                                            =======
                                                     Common stock
----------------------------------------------------------------------------------
(1) Retirement of shares - reverse split                 (2,258)          (18,290)
(2) Issuance of new shares                                 1,099             9,901
----------------------------------------------------------------------------------
(3) Reduction of Fed Funds to finance purchase           (6,038)
(4) Reduction of Investments to finance purchase         (3,510)
                                                                                                         Pre-split shares
                                                                                                         ----------------
Shares outstanding                                     7,585,388       (2,258,000)             1,098,901    6,426,289         1,071
Book value per share                                  $     7.40                                                          43,512.70




See accompanying notes to pro forma condensed consolidated financial statements.

                                          FLAG FINANCIAL CORPORATION AND SUBSIDIARY
                                   Pro Forma Condensed Consolidated Statement of Earnings
                                        For the Nine Months Ended September 30, 2001
                                            (In thousands, except per share data)
                                                         (Unaudited)



                                                               FLAG
                                                            Historical                     Pro Forma Adjustments         Pro Forma
                                                            ----------                     ---------------------         ---------
Interest income                                                $34,523      (1) (274)                                      34,249
Interest expense                                                15,771                                                     15,771
                                                                ------                                                     ------
           Net interest income                                  18,752                                                     18,478

Provision for loan losses                                          588                                                        588
Other income                                                     5,442                                                      5,442
Other expense                                                   18,956                                                     18,956
                                                                ------                                                     ------
           Earnings before taxes                                 4,650                                                      4,376

           Income tax expense                                    1,243      (2) (104)                                       1,139
                                                                ------                                                     ------
           Net earnings                                     $    3,407                                                      3,237
                                                              ========                                                      =====

(1)  Reduction of interest income on Fed Funds at 3.00%
       and Investments at 5.25%
(2)  Income tax effect of reduced income at 38%


Basic earnings per share                                        $ 0.43                                                   2,871.20
Diluted earnings per share                                      $ 0.43                                                   2,859.27

Weighted average shares:                                                                               Pre-split shares
                                                                                                       ----------------
           Basic                                             7,923,701    (2,258,000)     1,098,901           6,764,602     1,127
           Diluted                                           7,951,914    (2,258,000)     1,098,901           6,792,815     1,132






See accompanying notes to pro forma condensed consolidated financial statements.

                    FLAG FINANCIAL CORPORATION AND SUBSIDIARY
             Pro Forma Condensed Consolidated Statement of Earnings
                      For the Year Ended December 31, 2000
                      (In thousands, except per share data)
                                   (Unaudited)



                                                               FLAG
                                                            Historical                     Pro Forma Adjustments         Pro Forma
                                                            ----------                     ---------------------         ---------

Interest income                                               $ 46,392  (1)     (576)                                       45,816
Interest expense                                                21,431                                                      21,431
                                                                ------                                                      ------
           Net interest income                                  24,961                                                      24,385

Provision for loan losses                                        3,597                                                       3,597
Other income                                                    11,962                                                      11,962
Other expense                                                   27,633                                                      27,633
                                                                ------                                                      ------
Earnings before income taxes                                     5,693                                                       5,117


Income tax expense                                               1,409  (2)     (124)                                        1,190
                                                                 -----                                                       -----
           Net earnings                                       $  4,284                                                       3,927
                                                               =======                                                     =====

(1)  Reduction of interest income on Fed Funds at 5.79%
        and Investments at 6.45%
(2)  Income tax effect of reduced income at 38%


Basic earnings per share                                        $ 0.52                                                    3,341.37
Diluted earnings per share                                      $ 0.52                                                    3,334.03

Weighted average shares:                                                                               Pre split shares
                                                                                                       ----------------
           Basic                                             8,210,485    (2,258,000)       1,098,901         7,051,386      1,175
           Diluted                                           8,226,006    (2,258,000)       1,098,901         7,066,907      1,178



See accompanying notes to pro forma condensed consolidated financial statements.

                    FLAG FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Pro Forma Financial Statements



     (1) The unaudited pro forma consolidated balance sheet as of September 30, 2001 and consolidated statements of earnings for the nine months ended September 30, 2001 and for the year ended December 31, 2000 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the one for 6,000 reverse stock split as if it had occurred on the earliest date presented.

     (2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                                   APPENDIX A
                                   ----------

                              PROPOSED AMENDMENT TO
                            ARTICLES OF INCORPORATION


           Article II(a) to the Articles of Incorporation of FLAG Financial Corporation is proposed to be amended to read as follows:

                     (a) Common Stock. The corporation shall have authority to issue up to 20,000,000 shares of common stock, par value of $6,000 per share, which shall have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution. On the effective date of this Article II(a), each outstanding share of common stock of the corporation shall be consolidated and converted into 1/6,000 of a share, with the corporation paying cash in lieu of fractional shares in an amount equal to $54,600 per resulting whole share, calculated by multiplying $54,600 by the fraction of a share to which the holder is entitled, representing a payment of $9.10 per pre-split share.

                                   APPENDIX B
                                   ----------

                             OPINION OF INDEPENDENT
                                FINANCIAL ADVISOR



January 15, 2002

Board of Directors
Flag Financial Corp
101 North Greenwood Street
La Grange, Georgia 30241

Gentlemen:

           I  understand  that the Board of  Directors  of Flag  Financial  Corp
(FLAG) is considering the adoption of a resolution dated January 15, 2002 in which FLAG will, subject to shareholder approval: (a) approve a re-capitalization plan that would enable the company to effect certain management changes, terminate its status as a public company and the registration of its common stock under the Securities and Exchange Act of 1934 as amended by reducing the number of record shareholders of its common stock to a number below 300; (b) authorize certain transactions in connection with the re-capitalization, including a reverse stock split; (c) effect by the reverse stock split a conversion of one common share into 1/6000 of a share of new common stock and effect cash payment of $9.10 per existing share in lieu of fractional shares of post-split stock. The terms and conditions of the transaction are set forth in more detail in the Board Resolution dated January 15, 2002 relating to these actions and will be set forth in a Proxy Statement that will be sent to FLAG's shareholders for purposes of soliciting their approval of the reverse stock split.

           You have requested my opinion as a finance professional as to whether the per share price of $9.10 to be received by shareholders of FLAG in the reverse stock split is fair to such shareholders from a financial point of view, as of the date of this letter. As you know, you did not retain me nor did I provide any advice to FLAG with respect to the terms or structure of the transaction or with respect to alternatives to the transaction or FLAG's decision to proceed with the transaction.

           In connection with the opinion, I have, among other things; (a) reviewed certain publicly available financial information and other data with respect to FLAG, including the consolidated financial information for recent years and for the period ending September 30 2001; (b) reviewed certain other relevant financial and operating information available to me from public sources and/or made available to me by FLAG management from internal company sources;
(c) reviewed the financial terms and conditions of the reverse stock split transaction; (d) reviewed certain publicly available information regarding the trading of and pricing of FLAG common stock; (e) compared FLAG from a financial point of view with certain other comparable companies in the banking industry;
(f) reviewed publicly available information on selected recent merger and acquisition transactions involving the sale of complete banks to other banks;

(g) considered, to the extent publicly available, the financial terms of selected recent "going private" transactions; (h) reviewed and discussed with representatives of management of FLAG certain information of a business nature regarding FLAG; and (i) performed other analyses and examinations as deemed appropriate.

           In connection with this review, I have not assumed any obligation to independently verify the foregoing information and have assumed that is both reliable and accurate in all material respects. I have also assumed there have been no material changes in FLAG's assets, financial condition, results of operations, and business since the date of the last information made available to me. I have relied on advice of counsel to FLAG in this transaction that the transaction will be consummated in a manner that complies with all relevant and applicable federal and state statutes and regulations. Finally, this opinion is based on the economic, financial, market and other conditions in effect on, and the information made available to me as of, the date above.

           I will receive a fee for services rendered to FLAG in connection with the rendering of this opinion.

           The valuation report upon which this opinion is based is attached as a separate document and has been presented to and the findings discussed with both the special committee of the Board and the Board of Directors of FLAG. The analyses conducted and described in the document are based on the standard financial methods and techniques used in the finance profession and in financial market practice, including discounted cash flow analysis(DCF), analysis of the cash price in this transaction relative to trading values of comparable financial institutions, analysis of recent merger and acquisition transactions in which complete banks were sold, and analysis of the price in this transaction relative to the recent prices of FLAG common stock on the open market within the context of thinly traded community bank common stock..

           Based on the foregoing discussion and the information and analysis contained in the valuation document submitted to the Board, it is my opinion as an expert in finance holding the highest academic degree in the field, holding the position of Professor of Finance and holding the Chair of Banking at a major state research university, and having served as an expert on other valuation matters involving financial institutions, that the price per pre-split share of $9.10 to be received by certain shareholders in lieu of fractional shares in the reverse stock split transaction is fair to such shareholders from a financial point of view, as of the date of this letter.

           No opinion is being offered as to the price or value of FLAG common stock at any time in the future.

           This opinion is directed to the Board of Directors of FLAG in its consideration of the transaction described in this letter and detailed in the Board Resolution and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed transaction. This opinion addresses only the fairness from a financial point of view of the cash price to be paid in lieu of fractional shares to certain holders of pre-split FLAG common stock. This opinion and supporting evidence in the attached report will be included in the Proxy Statement filed with the appropriate regulatory authorities but should not be used or quoted by FLAG for any other purpose.


Sincerely,


/s/ James A. Verbrugge PhD
--------------------------
James A. Verbrugge PhD
Professor of Finance
Chair of Banking
Financial Consultant
Terry College of Business
The University of Georgia

                                                 APPENDIX C
                                                 ----------

                        STATISTICAL DATA SUPPORTING OPINION OF INDEPENDENT FINANCIAL ADVISOR


-----------------------------------------------------------------------------------------------------------
                                                     Table 1
-----------------------------------------------------------------------------------------------------------

                              FLAG Financial Performance Profile vs. All Georgia Banks

             September 30, 2001                  Fiscal year end 2000               Fiscal year end 1999
             ------------------                  --------------------               --------------------
          FLAG*            GA Banks            FLAG            GA Banks            FLAG            GA Banks
          -----            --------            ----            --------            ----            --------
ROA        .77%             1.52%              .77%             2.16%              .20%             1.94%
ROE       7.42%             13.71%            7.95%             19.30%            2.19%             12.39%
NIM        5.0%             4.18%             4.99%             4.11%             4.90%             4.55%
E/A       9.47%             11.08%            9.51%             11.33%            8.96%             15.35%


Georgia Bank information quoted from the FDIC's State Banking Performance Summary. "GA Banks" includes commercial banks with assets greater than $100 million.



* As of December 31, 2001 based on financial provided by management.

--------------------------------------------------------------------------------
                                     Table 2
--------------------------------------------------------------------------------

 Estimate of FLAG Per Share Economic Value Based on Discounted Cash Flow (DCF) Analysis

I. Constant Growth Model -> Value of Stock = EPS / (Cost of Capital - growth in earnings) V = EPS / (K - g)

    A.  Alternative estimates of earnings

         -------------------------- ------------------------------------------------------------------------
         Earnings Est.              Comment
         -------------------------- ------------------------------------------------------------------------
         $.514                      EPS for the 12 months ending 12-31-01 provided by management
         -------------------------- ------------------------------------------------------------------------
         $.43                       Actual EPS for the period ending 9-30-01
         -------------------------- ------------------------------------------------------------------------
         $.34                       Management's estimate of recurring EPS for fiscal year 2001
         -------------------------- ------------------------------------------------------------------------
         $.75                       Estimated  EPS for fiscal  year 2002 from source  cited in SNL
                                    Securities  Data  Profile dated January, 2002.
         -------------------------- ------------------------------------------------------------------------


    B.  Estimate of the Cost of Capital using the Capital Asset Pricing Model
        (CAPM)
                                 K = Rf + Beta * (Rm - Rf) ]

          ---------------- ---------------- ----------------------------------------------------------------
          Variable         Input            Comment
          ---------------- ---------------- ----------------------------------------------------------------
          Rf               5.0%             10 year Treasury Bond rate average for the past 30 days
          ---------------- ---------------- ----------------------------------------------------------------
          Beta             .569             Estimate of stock volatility as quoted from Bloomberg.com
          ---------------- ---------------- ----------------------------------------------------------------
          Rm-Rf            10.97%           Market  Risk  Premium  as  quoted  from  recent  publication on
                                            Valuation  by Aswath Damodaran, Professor of Finance - NYU
          ---------------- ---------------- ----------------------------------------------------------------
          K                11.24%           Result of the above inputs and estimated cost of capital
          ---------------- ---------------- ----------------------------------------------------------------


         `Ad hoc' approaches to the estimates of the discount rate can be made for thinly traded somewhat illiquid community bank stocks. These approaches suggest discount rates in the 10% to 14% range.

    C. In estimating the annual growth in earnings of the company, one normally looks to the recent past to project the future. Yet, the company has experienced negative or flat EPS growth over the past several years. In this case, we will assume some growth, but will be very conservative. We will assume future EPS growth to be 3% conservatively and 5% aggressively.


    Result of the Estimate of Stock Value using the Constant Growth Approach

-------------------------------- ------------------------------- ------------------------------- ------------------------------
              EPS                              K                               G                        Value of stock
-------------------------------- ------------------------------- ------------------------------- ------------------------------
             $.514                           11.24%                           3.0%                           $6.24
-------------------------------- ------------------------------- ------------------------------- ------------------------------
             $.43                            11.24%                           3.0%                           $5.22
-------------------------------- ------------------------------- ------------------------------- ------------------------------
             $.34                            11.24%                           3.0%                           $4.13
-------------------------------- ------------------------------- ------------------------------- ------------------------------
             $.75                            11.24%                           3.0%                           $9.10
-------------------------------- ------------------------------- ------------------------------- ------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
              EPS                               K                               G                        Value of stock
--------------------------------- ------------------------------- ------------------------------ -------------------------------
             $.514                            10.0%                           3.0%                           $7.34
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.43                            10.0%                           3.0%                           $6.14
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.34                            10.0%                           3.0%                           $4.86
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.75                            10.0%                           3.0%                           $10.71
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
              EPS                               K                               G                        Value of stock
--------------------------------- ------------------------------- ------------------------------ -------------------------------
             $.514                            14.0%                           3.0%                           $4.67
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.43                            14.0%                           3.0%                           $3.91
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.34                            14.0%                           3.0%                           $3.09
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.75                            14.0%                           3.0%                           $6.82
--------------------------------- ------------------------------- ------------------------------ -------------------------------

--------------------------------- ------------------------------- ------------------------------ -------------------------------
              EPS                               K                               G                        Value of stock
--------------------------------- ------------------------------- ------------------------------ -------------------------------
             $.514                            11.24%                          5.0%                           $8.23
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.43                            11.24%                          5.0%                           $6.89
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.34                            11.24%                          5.0%                           $5.45
--------------------------------- ------------------------------- ------------------------------ -------------------------------
              $.75                            11.24%                          5.0%                           $12.02
--------------------------------- ------------------------------- ------------------------------ -------------------------------


II. Dual stage Discounted Cash Flow (DCF) analysis -> Value of Stock = EPS/(1+K)
    +.... + EPS yr. 4/(1+K)^4 + [ 1 / (1+K)^5 ] * [EPS yr. 4 * (1+g) / (K - g)]

     A.  Assumptions with Results

         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------
                                            4 year        Constant                     PV of near        PV of      Per share
                                EPS       growth rate    growth rate       CAPM         term EPS       terminal       value
                                                                                                          EPS
         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------
         Base Case             $.514          10%            3%           11.24%          $2.00          $6.94        $8.94
         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------
         Alternative A          $514          10%            3%            10%            $2.06          $7.34        $9.40
         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------
         Alternative B          $.75          10%            3%           11.24%          $2.65          $8.62        $11.28
         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------
         Alternative C          $.75          10%            3%            10%            $2.73          $9.12        $11.85
         ------------------- ----------- -------------- -------------- ------------- ---------------- ------------ -------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Table 3
-----------------------------------------------------------------------------------------------------------------------------------

                                 Pricing Ratios: P/E and P/B for FLAG, Georgia Community Banks,
                                                Community Banks in the Southeast
                                               Stock Price as of January 11, 2002

                                     Georgia Community Banks with Asset Size $350M to $750M
                                     ------------------------------------------------------

                                                          Total                   Price to     Equity/
                                                          Assets       PE ratio     Book        Assets         ROA            ROE
                                                          ------       --------     ----        ------         ---            ---
FLAG Financial Corp.                 FLAG                $ 567.00       12.98       1.12        9.47%          .77%          7.42%

Community First Banking              CFBC                $ 539.00       21.50       2.58        8.52%         0.77%          7.88%
Colony Bankcorp, Inc.                CBAN                $ 591.00       11.82       1.29        7.66%         0.66%          8.57%
Crescent Banking                     CSNT                $ 323.00        5.11       1.31        6.09%         1.77%          28.70%
GB&T Bancshares, Inc.                GBTB                $ 540.00       16.40       1.55        8.10%         0.72%          9.14%
Georgia Bank Financial Corp.         GBFP.OB             $ 471.00       17.60       1.94        8.36%         1.01%          12.10%
Habersham Bancorp.                   HABC                $ 510.00        8.70       0.92        8.44%         0.87%          11.73%
Savannah Bancorp, Inc.               SAVB                $ 370.00       13.50       1.84        8.57%         1.25%          14.82%
SNB Bankshares, Inc.                 SNBJ                $ 451.00       12.70       1.48        8.75%         0.94%          12.36%

Median                                                   $ 490.50       13.10       1.52        8.40%         0.91%          11.92%
Average                                                  $ 474.38       13.42       1.61        8.06%         1.00%          13.16%


              Georgia Community Banks with Asset Size $250M to $1B
              ----------------------------------------------------

                                                        Total                   Price to     Equity/
                                                        Assets        PE ratio     Book        Assets         ROA            ROE
                                                        ------        --------     ----        ------         ---            ---
FLAG Financial Corp.                 FLAG             $   567.00        12.98       1.12        9.47%          .77%          7.42%

Community First Banking              CFBC             $   539.00        21.50       2.58        8.52%         0.77%          7.88%
Colony Bankcorp, Inc.                CBAN             $   591.00        11.82       1.29        7.66%         0.66%          8.57%
Crescent Banking                     CSNT             $   323.00         5.11        1.31       6.09%         1.77%         28.70%
GB&T Bancshares, Inc.                GBTB             $   540.00        16.40       1.55        8.10%         0.72%          9.14%
Georgia Bank Financial Corp.         GBFP.OB          $   471.00        17.60       1.94        8.36%         1.01%         12.10%
Habersham Bancorp.                   HABC             $   510.00         8.70        0.92       8.44%         0.87%         11.73%
Savannah Bancorp, Inc.               SAVB             $   370.00        13.50       1.84        8.57%         1.25%         14.82%
SNB Bankshares, Inc.                 SNBJ             $   451.00        12.70       1.48        8.75%         0.94%         12.36%
ABC Bancorp                          ABC              $ 1,091.00        12.20       1.33        9.07%         2.93%         14.70%
Community National Banc              CBAC             $   251.00        10.00       0.92        9.26%         0.82%          9.93%
Mainstreet Banks                     MSBK             $ 1,077.00        18.50       2.59        9.64%         1.32%         14.55%
PAB Bankshares                       PAB              $   860.00        22.44       1.30        8.55%         0.52%          5.89%
Pinnacle Financial Corp.             PFGA             $   304.00        15.40       1.43
Summit Bank Corp.                    SBGA             $   332.00        10.00       0.97        8.45%         0.89%         10.42%
WGNB Corp.                           WGNB             $   346.00        14.90       2.45        8.32%         1.04%         12.47%

Median                                                $   471.00        13.50       1.43        8.49%         0.92%         11.92%
Average                                               $   537.07        14.05       1.59        8.41%         1.11%         12.38%



                                  Southeast Region Community Banks (outside of GA) with Asset Size $350M to $775M
                                  -------------------------------------------------------------------------------

                                                               Total                      Price to     Equity/
                                                  State        Assets        PE ratio       Book       Assets        ROA       ROE
                                                  -----        ------        --------       ----       ------        ---       ---
FLAG Financial Corp.                 FLAG                     $ 567.00        12.98         1.12        9.47%       .77%      7.42%

Auburn National                      AUBN          AL         $ 455.00         9.70         1.30        7.89%       1.03%     13.09%
Peoples BancTrust                    PBTC          AL         $ 683.00        10.30         0.95        9.75%       0.92%     9.62%
South Alabama Bank Bancorp           SABC          AL         $ 583.00        12.10         1.10       12.75%       1.17%     9.46%
United Security                      USBI          AL         $ 518.00        16.70         1.46       12.70%       1.21%     9.22%
CNB Florida                          CNBB          FL         $ 602.00        21.97         1.27        7.68%       0.52%     5.99%
Commercial Bank                      CLBK          FL         $ 556.00        13.00         1.73        9.02%       1.28%     14.72%
TIB Financial Corp.                  TIBB          FL         $ 472.00        12.90         1.68        5.93%       0.83%     14.15%
Midsouth Bancorp.                    MSL           LA         $ 352.00        11.50         1.43        9.56%       0.83%     14.17%
Citizens Holding                     CIZ           MS         $ 429.00        11.40         1.39       11.15%       1.48%     13.12%
Peoples Financial Corp.              PFBX          MS         $ 599.00        22.19         0.96       13.25%       0.64%     4.79%
Bank of Granite                      GRAN          NC         $ 717.00        16.50         1.87       17.34%       2.04%     11.54%
Capital Bank Corporation             CBKN          NC         $ 391.00        16.50         1.04        9.51%       0.67%     6.79%
Community Capital                    CYL           SC         $ 345.00         8.80         0.89       11.64%       1.07%     11.42%
Community Financial                  CFGI          TN         $ 473.00        14.40         1.11        8.40%       0.84%     8.11%
Franklin Financial Corp.             FNFN          TN         $ 683.00        22.66         3.25        5.30%       0.93%     18.33%

Median                                                        $ 518.00        13.00         1.30        9.56%       0.93%     11.42%
Average                                                       $ 523.87        14.71         1.43       10.12%       1.03%     10.97%


Source: SNL Securities, Inc.


* Earnings as of most recent publicly available financial information.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                    TABLE 4
-----------------------------------------------------------------------------------------------------------------------------------

                       Selected Announced Nationwide Bank Merger & Acquisition Transactions by Asset Size (2000 - 2001)
                       ------------------------------------------------------------------------------------------------
                                               (*Source: First Capital Group, LLC via PGF&M LLP)
                     PANEL A
Transactions in the $500M to $1B range
In the Southeast U.S.                                     Total       Equity/                        Deal        Price/     Price/
---------------------
                                                         Assets       Assets     ROA      ROE        Value        Book     LTM Earn.
                                              State      (000's)        (%)      (%)      (%)        ($M)          (%)        (x)
                                              -----      -------        ---      ---      ---        ----          ---        ---
American Bancorporation                         WV       $ 715.0       4.79      0.69    15.94       $ 74.0      215.98      14.51
Virginia Capital Bancshares                     VA       $ 537.0       28.58     1.50    4.99       $ 175.5      111.92      20.33
James River Bankshares                          VA       $ 516.0       10.7      1.16    10.93      $ 110.7       195.6      18.97
BankFirst Corp.                                 TN       $ 849.0       10.36     1.06    10.25      $ 147.9      155.75      16.07
Barret Bancorp, Inc.                            TN       $ 510.0       16.45     1.49    9.30       $ 102.4      121.97      13.18

Average                                                  $ 625.4       14.18     1.18    10.28      $ 122.1      160.24      16.61
Median                                                   $ 537.0       10.7      1.16    10.25      $ 110.7      155.75      16.07

All 22 transactions - Nationwide
Average                                                  $ 661.4       9.33      1.06    12.83      $ 122.8      212.87      19.15
Median                                                   $ 624.5       8.22      0.96    12.34      $ 113.4      195.59      18.52

-----------------------------------------------------------------------------------------------------------------------------------


                     PANEL B
Transactions in the $200M to $500M range
In the Southeast U.S.                                     Total       Equity/                        Deal        Price/     Price/
---------------------
                                                         Assets       Assets     ROA      ROE        Value        Book     LTM Earn.
                                              State      (000's)        (%)      (%)      (%)        ($M)          (%)        (x)
                                              -----      -------        ---      ---      ---        ----          ---        ---
Community Bankshares, Inc.                      VA       $ 416.0       10.00     1.37    13.79      $ 117.5      272.44      20.55
Lamar Capital Corp.                             MS       $ 407.0       8.64      0.92    11.65       $ 47.4       134.8      12.22
Community First Banking Co.                     GA       $ 400.0       7.66      1.31    16.75      $ 133.6      239.93      19.39
Bank of Tidewater                               VA       $ 295.0       7.24      1.24    14.96       $ 69.3      317.46      20.29
FABP Bancshares, Inc.                           FL       $ 294.0       8.68      1.56    19.28      $ 100.0      391.02      21.98
Park Meridian Financial Corp.                   NC       $ 284.0       8.38      1.06    13.14       $ 49.0      201.31      17.76
First Arkansas Valley Bank                      AR       $ 273.0       6.82      1.10    16.75       $ 17.0      145.76      9.92
Manufacturers Bancshares                        FL       $ 272.0       6.65      0.94    12.81       $ 54.4      300.87      21.71
Salem Community Bankshares                      VA       $ 224.8       9.14      1.30    14.08       $ 40.4      205.83      16.66
Farmers National Bancshares                     AL       $ 201.2       8.94      0.39    4.19        $ 17.4       96.78      17.96
Carolina Southern Bank                          SC       $ 212.4       10.97     1.23    11.18       $ 64.1      272.35      23.37
Atlantic Financial Corp.                        VA       $ 385.5       11.26     1.19    10.57       $ 71.7      162.16      17.55
Webster Bancorp, Inc.                           KY       $ 293.6       6.68      1.00    15.13       $ 30.1      153.41      12.37
First National Bancshares of LA                 LA       $ 253.8       8.80      1.75    19.69       $ 54.8      245.27      12.99

Average                                                  $ 300.9       8.56      1.17    13.86       $ 61.9      224.24      17.48
Median                                                   $ 288.8       8.66      1.21    13.94       $ 54.6      222.88      17.86
All 60 transactions - Nationwide
Average                                                  $ 300.5       8.68      1.19    13.85       $ 58.0      230.06      17.85
Median                                                   $ 287.5       8.63      1.21    14.11       $ 53.5      224.54      17.54


                PANEL C
                -------
Transactions in the $500M to $1B range
--------------------------------------
Total Nationwide
----------------
                                                     Total         Equity/                            Deal       Price/      Price/
                                                     Assets        Assets        ROA        ROE       Value       Book     LTM Earn.
          Selling/Target Bank           State       (000's)          (%)         (%)        (%)       ($M)         (%)        (x)
          -------------------           -----       -------          ---         ---        ---       ----         ---        ---
CNB Financial Corp                        NY        $ 964.0         6.77         0.86      12.66     $ 135.1     209.62      20.33
Lafayette Bancorp.                        IN        $ 746.0         7.55         0.97      13.21     $ 113.4     193.85      15.96
Soutside Bancshares                       MO        $ 737.0         9.41         0.92       9.76     $ 123.6     160.39      18.52
American Bancorp.                         WV        $ 715.0         4.79         0.69      15.94      $ 74.0     215.98      14.51
SJNB Financial Corp.                      CA        $ 648.0         10.52        1.82      18.37     $ 181.9     245.64      15.24
National Bancshares                       TX        $ 606.0         10.53        0.72       7.66      $ 97.6      146.1      19.04
Riverway Holdings, Inc.                   TX        $ 605.0         4.91         0.69      13.96      $ 47.5     159.88      10.42
Success Bancshares                        IL        $ 592.0         5.12         0.45       8.87      $ 48.1     152.73      31.67
Castle BancGroup, Inc.                    IL        $ 579.0         7.96         0.95      11.78      $ 82.1     172.41      16.22
Virginia Capital Bancshares               VA        $ 537.0         28.58        1.50       4.99     $ 175.5     111.92      20.33
James River Bancshares                    VA        $ 516.0         10.7         1.16      10.93     $ 110.7      195.6      18.97
Security Bank Corp.                       OH        $ 986.0         12.42        1.76      14.45     $ 305.7     250.14      18.05
BankFirst Corp.                           TN        $ 849.0         10.36        1.06      10.25     $ 147.9     155.75      16.07
FirsTier Corp.                            CO        $ 792.0         3.52         1.20      32.83     $ 127.0     455.56      19.29
Drover Bancshares Corp.                   PA        $ 755.0         7.13         0.63       9.03     $ 146.6     267.82      25.86
First Liberty Bank Corp.                  PA        $ 647.0          9.3         0.78       8.56      $ 87.1     143.98      17.67
Scripps Financial Corp.                   CA        $ 643.0         7.27         1.15      15.81     $ 155.5     325.55      32.85
Iroquois Bancorp, Inc.                    NY        $ 595.0         6.53         0.81      12.07      $ 80.3     195.59      16.96
Amalgamated Investments Co.               IL        $ 512.0         10.31        1.29      12.60        na         na          na
Barret Bancorp, Inc.                      TN        $ 510.0         16.45        1.49       9.30     $ 102.4     121.97      13.18
Hanvover Bancorp, Inc.                    PA        $ 510.0         6.64         0.93      12.88      $ 97.1     285.92      21.16
Empire Banc Corporation                   MI        $ 506.0         8.47         1.41      16.31     $ 138.7     303.96      19.75

Average                                             $ 661.4         9.33         1.06      12.83     $ 122.8     212.87      19.15
Median                                              $ 624.5         8.22         0.96      12.34     $ 113.4     195.59      18.52




                   PANEL D
                   -------

Transactions in the $200M to $500M range
----------------------------------------
24 selected Nationwide
----------------------
                                                      Total        Equity/                          Deal       Price/       Price/
                                                     Assets         Assets       ROA       ROE      Value       Book      LTM Earn.
            Selling/Target Bank          State       (000's)         (%)         (%)       (%)      ($M)        (%)          (x)
            -------------------          -----       -------         ---         ---       ---      ----        ---          ---
Community Bankshares, Inc.                VA         $ 416.0          10         1.37     13.79    $ 117.5     272.44       20.55
Century Bancshares, Inc.                  DC         $ 415.0         5.98       -0.95    -15.35     $ 70.2     251.74         nm
Lamar Capital Corp.                       MS         $ 407.0         8.64        0.92     11.65     $ 47.4     134.8        12.22
Community First Banking Co.               GA         $ 400.0         7.66        1.31     16.75    $ 133.6     239.93       19.39
Independent Financial Network             OR         $ 389.0         8.67        0.43     4.92      $ 57.8     164.2        22.99
Borel Bank & Trust Company                CA         $ 359.0         8.32        1.81     22.11    $ 113.0     369.09       17.28
Union Financial Group Ltd                 IL         $ 353.0         5.08        0.93     19.97     $ 26.6     148.06        8.21
First National Bank                       TX         $ 325.0         6.81        1.17     18.51     $ 44.4     200.61       12.11
Mid Town Bancorp, Inc.                    IL         $ 324.0         9.49        1.50     16.05     $ 69.0     224.54       14.95
First International Bancorp, Inc.         CT         $ 322.0         18.6        2.39     13.47     $ 78.8     125.9        10.84
Minnequa Bancorp, Inc.                    CO         $ 316.0         7.12        0.98     14.13     $ 43.6     193.92       14.62
Bank of Tidewater                         VA         $ 295.0         7.24        1.24     14.96     $ 69.3     317.46       20.29
FABP Bancshares, Inc.                     FL         $ 294.0         8.68        1.56     19.28    $ 100.0     391.02       21.98
FNH Corporation                           PA         $ 284.0        10.61        0.83     8.00      $ 39.9     132.23       16.41
Park Meridian Financial Corp.             NC         $ 284.0         8.38        1.06     13.14     $ 49.0     201.31       17.76
BYL Bancorp                               CA         $ 279.0        10.64        0.89     8.53      $ 49.0     158.66       32.46
First Arkansas Valley Bank                AR         $ 273.0         6.82        1.10     16.75     $ 17.0     145.76        9.92
Manufacturers Bancshares                  FL         $ 272.0         6.65        0.94     12.81     $ 54.4     300.87       21.71
Americorp                                 CA         $ 266.0         9.57        1.44     15.17     $ 64.1     236.04       16.62
Plains Financial Corp.                    IL         $ 253.0         9.27        0.94     11.18     $ 36.5     155.54       12.28
Ocean National Corp.                      ME         $ 239.0         8.65        1.15     13.19     $ 53.3     258.19       17.78
Maine Bank Corp.                          ME         $ 235.0        11.42        1.46     13.78     $ 49.3     183.98       14.28
Commercial Bancshares, Inc.               TX         $ 401.0         6.59        0.62     10.00     $ 53.3     201.66       45.28
Atlantic Financial Corp.                  VA         $ 385.0        11.26        1.19     10.57     $ 71.7     162.16       17.55

Average                                              $ 324.4         8.84        1.10     12.64     $ 62.9     215.42       18.15
Median                                               $ 319.0         8.65        1.13     13.63     $ 53.9     200.96       17.28

--------------------------------------------------------------------------------
                                     Table 5
--------------------------------------------------------------------------------

                 FLAG Stock Performance over the last 12 months

                 [GRAPHIC - CHART - PLOTTED POINTS LISTED BELOW]


Average closing price the last 10 days ending January 11, 2002          $8.29

Average closing price the last 30 days ending January 11, 2002          $8.21

Price range over the last 6 months (July 1, 2001 to January 11, 2002)
           High:     $8.65                          Low:      $6.67

Price range over the last 12 months (January 11, 2001 to January 11, 2002)
           High:     $8.65                          Low:      $5.375

Average daily trading volume (July 1, 2001 to January 11, 2002)        14,626

Average daily trading volume (January 11, 2001 to January 11, 2002)    10,674

                                      PROXY
                           FLAG FINANCIAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

           The undersigned hereby constitutes and appoints J. Daniel Speight, Jr. and Charles O. Hinely, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of FLAG Financial Corporation ("FLAG"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the Eagle's Landing office of FLAG, located at 235 Corporate Center Drive, Stockbridge, Georgia 30281 on March 19, 2002 at __________, local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposal described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated February __, 2002, the receipt of which is acknowledged in the manner specified below.



     1. To amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split, with FLAG paying cash in lieu of fractional shares in an amount equal to $54,600 per resulting whole share, calculated by multiplying $54,600 by the fraction of a share to which a holder is entitled, representing a payment of $9.10 per pre-split share.

          FOR       [   ]            AGAINST   [   ]             ABSTAIN   [   ]

     2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.



           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

           Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           DATED:              , 2002
                 --------------            ----------------------------------
                                                     Signature

                                           ----------------------------------
                                                Signature if held jointly

           THIS PROXY IS SOLICITED BY FLAG'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                        I _____will _____will not attend the
Special Meeting.

                               VOTING INSTRUCTIONS
                                     FOR THE
                                 TRUSTEE OF THE
                           FLAG FINANCIAL CORPORATION
                           PROFIT SHARING THRIFT PLAN

                           FLAG FINANCIAL CORPORATION
                          NOTICE OF VOTING OPPORTUNITY
                     AT THE SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 MARCH 19, 2002

To the participants in the FLAG Financial Corporation Profit Sharing Thrift Plan (the "Plan"):

           The Special Meeting of Shareholders of FLAG Financial Corporation ("FLAG") will be held at FLAG's Eagles Landing office, located at 235 Corporate Center Drive, Stockbridge, Georgia 30281, on March 19, 2002, at _______ , local time, (the "Special Meeting") for the following purpose and, in the discretion of the proxies, on such other matters that may properly come before the Special Meeting.

           To vote on a proposal to amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split, with FLAG paying cash in lieu of fractional shares in an amount equal to $54,600 per resulting whole share, calculated by multiplying $54,600 by the fraction of a share to which a holder is entitled, representing a payment of $9.10 per pre-split share.

           Voting Directions. Because shares of FLAG common stock are credited to your account under the Plan, you have the right to direct the Plan trustee how to vote the shares credited to your account at the meeting of shareholders on the proposal described above and any other matters presented at the Special Meeting.

           How to Vote. As trustee of the Plan, the undersigned is the owner of record of the shares of FLAG common stock held for your account in the Plan. As such, the trustee is the only one who can vote your shares, but it will vote the shares credited to your account in accordance with your instructions. The enclosed Letter of Instruction allows you to convey to the trustee your voting instructions.

           Voting Shares Credited to You under the Plan. To vote shares of FLAG common stock credited to your account under the Plan, please instruct the trustee by completing, executing and returning the attached Letter of Instruction. A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this notice. Pursuant to the terms of the Plan, you are entitled to direct the vote of shares credited to your account with respect to the proposal described in the proxy statement. You should review this proxy statement before completing your Letter of Instruction. An envelope to return your Letter of Instruction is enclosed. Please note that this request for instructions is separate from any proxy request you may receive with respect to any direct holdings you may have in FLAG common stock.

           If the Letter of Instruction is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the trustee for the Plan in accordance with your direction. If your Letter of Instruction is signed and returned without a voting direction, the shares will be voted FOR the proposal. If your Letter of Instruction is not returned, is returned unsigned or you direct the trustee to abstain from voting, the shares will be treated as voted against the proposal described above.

           Confidentiality of Vote. Your voting decision with respect to the FLAG common stock credited to your account under the Plan will be kept confidential and will not be provided to FLAG. Registrar and Transfer Company (the "Independent Third Party") is responsible for ensuring compliance with these confidentiality procedures. Your Letter of Instruction should be returned to the Independent Third Party who will tabulate the votes and inform the trustee of the results. Your Letter of Instruction should be delivered to the following address:

                                          Registrar and Transfer Company
                                          Proxy Tabulation
                                          10 Commerce Drive
                                          Commerce, New Jersey  07016-3572

           The voting instructions in the Letter of Instruction must be delivered to the trustee because voting can only be done by the trustee, who is the record owner of all shares of FLAG common stock held by the Plan.

           The Independent Third Party must have ample time to deliver the voting instructions to the trustee and the trustee must have ample time to deliver votes on your behalf on or before the date of the Special Meeting. The Special Meeting will take place on March 19, 2002, at ___________ , local time. Your Letter of Instruction should be forwarded to the Independent Third Party no later than _____________, 2002.

Trustee of the FLAG Financial Corporation Profit Sharing Thrift Plan:

RELIANCE FINANCIAL CORPORATION

By:
      -----------------------------------
      Signature

      -----------------------------------
      Name

      -----------------------------------
      Title

                           FLAG FINANCIAL CORPORATION
            THIS LETTER OF INSTRUCTION IS SOLICITED BY THE TRUSTEE OF THE FLAG FINANCIAL CORPORATION PROFIT SHARING THRIFT PLAN

           The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated February __, 2002, and does hereby direct the trustee to vote in person or by proxy all of the shares of FLAG Financial Corporation ("FLAG") common stock credited to the undersigned under the FLAG Financial Corporation Profit Sharing Thrift Plan (the "Plan") at the Special Meeting of Shareholders to be held at FLAG's Eagle's Landing office, located at 235 Corporate Center Drive, Stockbridge, Georgia 30281 on March 19, 2002, at ___________ , local time, as follows:



     1. To amend FLAG's articles of incorporation to increase the par value of its common stock from $1.00 per share to $6,000 per share and to convert and reclassify each outstanding share of existing common stock into 1/6,000 of a share of new common stock in a reverse stock split, with FLAG paying cash in lieu of fractional shares in an amount equal to $54,600 per resulting whole share, calculated by multiplying $54,600 by the fraction of a share to which a holder is entitled, representing a payment of $9.10 per pre-split share.

          FOR       |_|               AGAINST   |_|                ABSTAIN   |_|

     2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.



           Please complete, date, sign and return this Letter of Instruction to the Registrar and Transfer Company at the following address, no later than ____________, 2002:

                                       Registrar and Transfer Company
                                       Proxy Tabulation
                                       10 Commerce Drive
                                       Commerce, New Jersey  07016-3572

           If this Letter of Instruction is properly completed, signed and returned, the shares allocated to the undersigned's account under the Plan will be voted by the trustee for the Plan in accordance with the directions given by the undersigned. If this Letter of Instruction is signed and returned without a voting direction, the shares will be voted FOR the proposal. If this Letter of Instruction is not returned, is returned unsigned or if the direction is for the trustee to abstain from voting, the shares will be treated as voted against the proposal described above.

                                            Dated:                      , 2002.
                                                  ----------------------


                                            -----------------------------------
                                            Signature

                                            PLEASE COMPLETE, DATE, SIGN
                                            AND RETURN THIS LETTER OF
                                            INSTRUCTION PROMPTLY USING
                                            THE ENCLOSED ENVELOPE.